================================================================================

     As filed with the Securities and Exchange Commission on August 22, 2003
                      Registration No. ____________________

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form SB-2
                             Registration Statement
                        Under The Securities Act of 1933

                           BentleyCapitalCorp.com Inc.
              (Exact name of small business issuer in its charter)

           Washington                    3590                  91-2022700
 (State or other jurisdiction of   (Primary standard        (I.R.S. Employer
 incorporation or organization)     industrial code)     Identification Number)

                           BentleyCapitalCorp.com Inc.
                     1150 Marina Village Parkway, Suite 103
                     Alameda, California               94501
                              voice: (510) 865-6412
                               fax: (510) 865-9385
(Address and telephone number of principal executive offices and principal place of business)

             Edward Alexander, Chief Executive Officer and President
                     1150 Marina Village Parkway, Suite 103
                     Alameda, California               94501
                              voice: (510) 865-6412
                               fax: (510) 865-9385
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With a Copy to:
                               Joel Seidner, Esq.
                             1240 Blalock, Suite 250
                              Houston, Texas 77055
                         voice: (713) 461-2627 ext. 210
                               fax: (713) 461-2633

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


================================================================================

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

Title Of Each                       Proposed          Proposed
Class Of                            Maximum           Maximum
Securities       Amount             Offering          Aggregate     Amount of
To Be            To Be              Price             Offering      Registration
Registered       Registered         Per Unit          Price         Fee
--------------------------------------------------------------------------------

Common Stock     2,986,000 shares   $1.00 per share   2,986,000.00  $250.00 (1)

--------------------------------------------------------------------------------
(1) This fee is calculated pursuant to Rule 457. There is no market for the common stock at this time. The proposed maximum price is based upon our best estimate of how the market will respond when the Selling Stockholders sell their stock.


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                    FORM SB-2

                                     PART I

                      INFORMATION REQUIRED IN A PROSPECTUS

     WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                        Subject To Completion August 22, 2003

                                   PROSPECTUS

                           BENTLEYCAPITALCORP.COM INC.
                     1150 Marina Village Parkway, Suite 103
                            Alameda, California 94501
                              voice: (510) 865-6412
                               fax: (510) 865-9385

                        2,986,000 Shares of Common Stock

     This prospectus relates to the sale of up to 2,986,000 shares of our common stock by Selling Stockholders. We will not receive proceeds from the sale of our shares by the Selling Stockholders.

     There is no market for the common stock. Our common stock has no trading symbol. We have no market maker.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE OUR STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is _______________ ____ , 2003

                            TABLE OF CONTENTS


                                                                      Page

Available Information                                                 6
Prospectus Summary                                                    6
Risk Factors                                                          7
Information Regarding Forward-Looking Statements                      11
Use of Proceeds                                                       11
Description of Business                                               12
Description of Property                                               20
Financial Statements                                                  20 and F-1
Management's Discussion and Analysis                                  21
Market for Common Equity and Related Stockholder Matters              24
Directors, Executive Officers, Promoters and Control Persons          25
Executive Compensation                                                27
Security Ownership of Certain Beneficial Owners and Management        28
Certain Relationships and Related Transactions                        28
Description of Securities                                             29
Selling Stockholders                                                  31
Plan of Distribution                                                  34
Changes In and Disagreements With Accountants
  on Accounting and Financial Disclosure                              36
Legal Proceedings                                                     37
Interest of Named Experts and Counsel                                 37
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities                                      37

                              AVAILABLE INFORMATION

     We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We file periodic reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). In addition, we will furnish stockholders with annual reports containing audited financial statements certified by our independent accountants and interim reports containing unaudited financial information as it may be necessary or desirable. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to: Edward Alexander, Chief Executive Officer, BentleyCapitalCorp.com Inc., 1150 Marina Village Parkway, Suite 103, Alameda, California 94501, tel. (510) 865-6412, fax: (510) 865-9385.
Our Web site is www.protonlabs.com.

     We have filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, that may be inspected without charge at the public reference room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, tel. 1-800-SEC-0330. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Web site of the Commission is www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Visitors to the Commission's Web site may access such information by searching the EDGAR database.

                               PROSPECTUS SUMMARY

     References to us in this prospectus include BentleyCapitalCorp.com Inc. ("Bentley") and our wholly-owned subsidiary, Proton Laboratories, Inc. ("Proton").

     Our Board of Directors authorized a common stock dividend in November 2002 whereby each stockholder received an additional four shares for each one share held. This had the same effect as a 5:1 forward stock split. All of the information in this prospectus has been adjusted to reflect the stock dividend.

     Bentley was incorporated in the State of Washington on March 14, 2000. In November 2002, we acquired Proton, a distributor of functional water systems. Proton itself commenced business in 2001 and is now our wholly-owned subsidiary. Our Web site is www.protonlabs.com.


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
     We also own a license from a company named Vitamineralherb.com to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products via direct marketing and the Internet in the Province of British Columbia, Canada. The Web site of Vitamineralherb.com is www.vitamineralherb.com. We have not yet attempted to renew the license. Other than having the license, we have not conducted any business related to Vitamineralherb.com.

     Prior to our November 2002 acquisition of Proton, we were a development stage company. Our acquisition of Proton brought with it material revenues, expenses and losses. Our growth is dependent on attaining profit from our operations and our raising capital through the sale of stock or debt. There is no assurance that we will be able to raise any equity financing or sell any of our products at a profit.

     Our functional currency is the U.S. dollar.

     Our independent auditors made a going concern qualification in their report dated March 20, 2003, which raises substantial doubt about our ability to continue as a going concern.

                                  RISK FACTORS

     You should carefully consider the following risk factors before purchasing our common stock. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations would likely suffer. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the business risk factors that might cause those differences.

OUR PAST LOSSES RAISE DOUBTS ABOUT OUR ABILITY TO OPERATE PROFITABLY OR CONTINUE AS A GOING CONCERN.

     We have experienced substantial operating losses. For the year ended December 31, 2002, we had a net loss of $411,191. For the year ended December 31, 2001, we had a net loss of $110,939. For the six months ended June 30, 2003 we had a net loss of $54,455. For the quarter ended June 30, 2003 we had a net loss of $14,364. Our accumulated deficit at December 31, 2002 was $522,130. Our accumulated deficit at June 30, 2003 was $576,585.

     We expect to incur significant operating losses until product sales increase. We will also need to raise sufficient funds to finance our activities. We may not be able to achieve or sustain profitability. Our independent auditors made a going concern qualification in their report dated March 20, 2003, which raises substantial doubt about our ability to continue as a going concern. These factors raise substantial doubt about our ability to continue as a going concern.


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
OUR EXPECTED FUTURE LOSSES RAISE DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN UNLESS WE CAN RAISE CAPITAL.

     Future events, including the problems, delays, expenses and difficulties encountered by us, may lead to increased costs that could make it difficult for us to succeed. To raise additional capital, we may sell additional equity securities, or accept debt financing or obtaining financing through a bank or other entity. There is no limit as to the amount of debt we may incur. Additional financing may not be available to us or may not be available on terms acceptable to us. If additional funds are raised through the issuance of additional stock, there may be a significant dilution in the value of our outstanding common stock.

WE MAY NOT BE ABLE TO RAISE THE REQUIRED CAPITAL TO CONDUCT OUR OPERATIONS.

     We may require additional capital resources in order to conduct our operations. We expect that our available cash and contributions from our President will be sufficient to finance our planned activities through the end of 2003. If we cannot obtain additional funding prior to the end of 2003, we may make reductions in the scope and size of our operations. In order to grow and expand our business, and to introduce our products to the marketplace, we will need to raise additional funds.

LACK OF INDUSTRIAL AND CONSUMER ACCEPTANCE OF FUNCTIONAL WATER WOULD IMPAIR OUR BUSINESS.

     We sell equipment that makes functional water. The current market for industrial and consumer funtional water equipment is small in the U.S.A. We must increase market acceptance of functional water in order to be successful. We do not know if the products we sell will receive market acceptance at a level that would allow us to operate profitably.

FAILURE OF THIRD PARTIES TO MANUFACTURE FUNCTIONAL WATER EQUIPMENT WOULD IMPAIR OUR SALES ACTIVITIES.

     During the year ended December 31, 2002, our purchases from four vendors accounted for 96% of our total purchases. During the year ended December 31, 2001, purchases from one vendor accounted for 29% of our total purchases. We believe that the loss of these vendors would have a negative impact on us. We might not be able to obtain alternate sources of functional water equipment if we could not buy from the four vendors. If any of our four key manufacturers or suppliers fails to supply us with product, then we would not be able to generate revenue from sales of functional water equipment.

GIVEN OUR LIMITED SALES AND MARKETING CAPABILITIES, WE NEED TO DEVELOP COLLABORATIVE RELATIONSHIPS TO SELL, MARKET AND DISTRIBUTE OUR PRODUCTS.

     We have a limited ability to conduct sales, marketing and distribution because we only have three employees. We intend to increase our sales and marketing ability through collaborative relationships with other companies with established sales, marketing and distribution capabilities. Our inability to develop and maintain those relationships would limit our ability to market, sell and distribute our products. Our inability to enter into successful, long-term relationships could require us to develop alternate arrangements.

IF WE DO NOT KEEP PACE WITH OUR COMPETITORS AND WITH TECHNOLOGICAL AND MARKET CHANGES, OUR PRODUCTS MAY BECOME OBSOLETE AND OUR BUSINESS MAY SUFFER.

     The market for our products is competitive and could be subject to rapid technological changes. We believe that there are potentially many competitive approaches being pursued, including some by private companies for which information is difficult to obtain. Many of our competitors have significantly greater resources, more product candidates and have developed product candidates and processes that directly compete with our products. Our competitors may have developed, or could in the future develop, new technologies that compete with our products or even render our products obsolete. To the extent that others develop new technologies that address the applications for functional water, our business will suffer.

THE SHARES AVAILABLE FOR SALE BY THE SELLING STOCKHOLDERS COULD SIGNIFICANTLY REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

     A total of 2,986,000 shares of our common stock are being registered for resale under this prospectus. The market price of our common stock (if a public market exists) could drop if a substantial amount of these shares are sold in the public market. A drop in the market price will reduce the value of your investment.

SELLING STOCKHOLDERS MAY SELL SECURITIES AT ANY PRICE OR TIME WHICH COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

     After effectiveness of this prospectus, the Selling Stockholders may offer and sell their shares at a price and time determined by them. The timing of sales and the price at which the shares are sold by the Selling Stockholders could have an adverse effect upon the public market, if any, for our common stock.

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FUTURE, A PURCHASER OF OUR STOCK WILL ONLY REALIZE A GAIN ON HIS INVESTMENT IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES.

We have never paid, and do not intend, to pay any cash dividends on our common stock. Therefore an investor in this offering, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

BECAUSE SHARES OF OUR COMMON STOCK WILL MOST LIKELY TRADE UNDER $5.00 PER SHARE, THE APPLICATION OF THE PENNY STOCK REGULATION COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND MAY AFFECT THE ABILITY OF HOLDERS OF OUR COMMON STOCK TO SELL THEIR SHARES.

     Our securities may be considered a penny stock. Penny stocks generally are securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or quoted on the Nasdaq stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to penny stock rules that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent by the broker-dealer disclosing recent price information on the limited market in penny stocks. The penny stock rules may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the public market, if any.

THERE HAS BEEN NO PRIOR MARKET FOR OUR SECURITIES AND A PUBLIC MARKET FOR OUR SECURITIES MAY NOT DEVELOP OR BE SUSTAINED.

     There is not now, and there has never been a public trading market for our common stock, nor a trading symbol. We have never had a market maker. In 2003, a broker-dealer submitted a Form 211 and an accompanying Form 15c2-11 to the National Association of Securities Dealers ("NASD") Over The Counter Bulletin Board ("OTCBB") compliance department in order to become our market maker. However, the NASD informed the broker-dealer that, in the NASD's opinion, our IPO in 2000 might have been deficient in that it could be interpreted as a blank check offering rather than the offering of a development stage company in the consumer nutritional supplement and health products business. Although the NASD told us that the NASD never rejects a Form 211, we believe that the NASD's comments dissuaded the broker-dealer from being our market maker, and the broker-dealer withdrew the Form 211. We disagree with the NASD's analysis about us being a blank check IPO in 2000. It is our position that in 2000 we were a development stage company in the specific business of consumer nutritional supplements and health products. As a result of our conversations with the NASD's OTCBB compliance department, we concluded that we could put the NASD's objections to rest by filing a new Registration Statement covering the same shares that were previously registered in our IPO in 2000. This prospectus includes the same shares as were in our IPO in 2000 and some other shares that we have issued since then in private transactions. However, it is possible that we may not be able to obtain a market maker even after this offering. Without a market maker there can be no public trading market for our stock. If an active public market for our securities is not developed or sustained after this offering, the market price of our securities may fall or may fail to materialize at all. If this happens you may lose part or all of the value of your investment. Without an active public market in our stock, there will be limited liquidity and it may be hard to sell the stock you own.


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
WHEN, IF AND AS OUR COMMON STOCK STARTS TRADING IN A PUBLIC MARKET, THE STOCK PRICE MAY NOT INITIALLY, NOR OVER TIME, REFLECT OUR TRUE VALUE.

The market price of our common stock may not accurately reflect the future value of our stock in any market. Our stock price may fluctuate significantly. We do not know what the value of our common shares will be in the future.

EDWARD ALEXANDER OWNS 73.4% OF OUR COMMON STOCK AND HE CONTROL US.

     Mr. Alexander is our CEO and President. Mr. Alexander has the ability to control substantially all matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation, takeover or other business combination involving us, and to control our management and affairs. This may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control in an acquisition or takeover.

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS.

     The State of Washington law, our Article of Incorporation and our By-Laws provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus, including, without limitation, statements containing the words "believes," "anticipates," "expects," and other words of similar import, are "forward-looking statements." Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on forward-looking statements. In addition to the forward-looking statements contained in this prospectus, the following forward-looking factors could cause our future results to differ materially from our forward-looking statements: market acceptance of our products and our functional water technology, competition, funding and government compliance.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. We will pay for the cost of registering the shares of common stock in this offering.


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
                             DESCRIPTION OF BUSINESS

INTRODUCTION

     Our only asset prior to the November 2002 acquisition of Proton was a license from a company named Vitamineralherb.com to market vitamins, minerals, nutritional supplements and other health and fitness products in the Province of British Columbia, Canada, through the licensor's Web site www.vitamineralherb.com. We will continue to attempt to establish a business presence in this market which consists of medical practitioners, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers. The license was acquired in March 2000 for a term of three years with renewal rights. The annual license fee was $500 for maintenance of the licensor's Web site. The licensor retains 50% of the profits. The license was written off to operations in fiscal 2000. We have not attempted to renew the license yet. The Web site of Vitamineralherb.com, www.vitamineralherb.com, has recently established an active e-business Web site.

     In June 2002, Michael Kirsh ("Kirsh"), our former majority stockholder entered into a Stock Purchase Agreement with Mr. Alexander pursuant to which Mr. Alexander acquired 7,500,000 shares owned by Kirsh. In addition, Mr. Alexander acquired 1,250,000 shares owned by a former minority stockholder, Brian Gruson ("Gruson"). The total consideration paid by Mr. Alexander for the shares was $170,000. Mr. Alexander borrowed money from the following individuals to purchase the shares from Messrs. Kirsh and Gruson:

Lender Name        Amount Borrowed By Mr. Alexander
---------------------------------------------------
Thomas Dizon       $40,000
A. J. Moraes       $40,000
Jean Wang          $90,000

     Each of these loans accrues interest at 7% per annum, and the maturity date was extended to December 31, 2003. Mr. Alexander has not paid off any of these loans. The current aggregate balance due on these loans is $181,900. These loans are personal obligations of Mr. Alexander, and we are not responsible for repaying these loans.

     In November 2002, we entered into an Agreement and Plan of Reorganization whereby Proton Laboratories, LLC, a California limited liability company ("Proton") merged with and into VWO I Inc., our wholly owned subsidiary (the "Merger"). As a result of the Merger, Proton's sole owner, Edward Alexander, exchanged 100% of his ownership of Proton for 8,750,000 shares of our common stock, and we cancelled the similar amount of 8,750,000 shares of our common stock that Mr. Alexander had purchased from Michael Kirsh and Brian Gruson in June 2002 (in August 2003, Mr. Alexander, in a personal transaction, paid off a personal debt of his by making an in-kind payment of 486,000 of his shares of Bentley to his creditors).

     VWO I Inc. changed its name to Proton Laboratories, Inc. as part of the Merger. Proton itself was incorporated in February 2000 in the State of California. Proton did not begin operations until January 2001 when Mr. Alexander contributed inventory and property and equipment to Proton. Prior to the Merger, Mr. Alexander entered into a Stock Purchase Agreement with Messrs. Kirsh and Gruson.

     Under the Stock Purchase Agreement, Mr. Alexander purchased 8,750,000 shares of common stock of Bentley from Kirsh and Gruson for $170,000. The 8,750,000 shares Mr. Alexander acquired pursuant to the Stock Purchase Agreement were canceled as part of the Merger. Mr. Gruson is no longer a stockholder. Mr. Kirsh owns 12,500 shares of our common stock as of the date of this prospectus. The Merger was accounted for as the reorganization of Proton and the acquisition of Bentley's assets for $170,000 using the purchase method of accounting. There were no material assets or liabilities of Bentley at the time of the Merger. The $170,000 paid by Mr. Alexander pursuant to the Stock Purchase Agreement has been reflected as a loss on the acquisition of Bentley in the accompanying financial statements (See page 16 and page F-1). For financial statement purposes Proton is considered the parent corporation but maintains Bentley as its business name. Proton was the accounting acquiror, and Bentley was the legal acquiror.

     The consideration exchanged pursuant to the Merger was the result of arms length negotiations between us and Proton. However, no appraisal was done. In evaluating Proton as a candidate for the proposed Merger, we used criteria such as the value of the assets of Proton, Proton's current business operations and anticipated operations, and Proton's business name and reputation. We determined that the consideration for the Merger was reasonable.

     Our executive offices are located at: BentleyCapitalCorp.com Inc., 1150 Marina Village Parkway, Suite 103, Alameda, California 94501, tel. (510) 865-6412, fax: (510) 865-9385. Our Web site is www.protonlabs.com.

OUR BUSINESS--THE BACKGROUND OF FUNCTIONAL WATER

     We intend to continue the business of Proton, which includes marketing residential and commercial "functional water systems." "Functional water" is water that has been processed through an electrolytic ion separation process or electrolysis process and has a wide array of functional properties due to its unique characteristics. Proton's functional water systems restructure tap water into one type of water that is alkaline in concentration and one type of water that is acidic in concentration. We believe that the functional water systems that we market will have applications in a large variety of industries, such as agriculture, organic agriculture, food processing, medicine and dentistry, heavy industry, mining, environmental clean-up and beverages. We also intend to continue the vitamin distribution business through our Vitamineralherb.com license. We believe that vitamins and functional water are complementary products that might be marketed or used in conjunction with each another.

     We are an exclusive importer and master distributor of the functional water systems that are manufactured by Matsushita Electric Corporation of America. We utilize functional water intellectual property under licensing agreements. We supply consumer products related to functional water. We consult on projects utilizing functional water. We facilitate knowledge between the manufacturer and industry, and we act as educators about the benefits of functional water. We are a provider of systems that produce functional water (also called "electrolyzed water" or "functional electrolyzed water"). Functional water is water that has been restructured through the process of electrolysis. Electrolysis forces a separation to occur in the electrolytes that are present in the water molecules. Through the process of creating functional water, regular tap water can be restructured into two separate types of water. For instance, tap water can be restructured into one type of water that is alkaline in concentration and one type of water that is acidic in concentration.

     We believe that water with these unique properties is desirable for a number of reasons. Water with smaller clusters of molecules has a lower surface tension. With a lower surface tension, water may have improved hydrating, permeating and solubility properties. Collectively, these properties may enhance the overall functional effectiveness of water. The separation of the alkaline and acidic properties found in water provides the water with functional abilities. For example, functional acidic water has disinfecting abilities to meet a wide array of disinfecting requirements in food processing procedures, and functional alkaline water makes an excellent drinking water due to improved hydration.

     Functional water may have applications in a variety of industries, including agriculture, organic agriculture, food processing, medicine and dentistry, dermatology, heavy industry, mining, environmental clean-up, product formulations and beverages.

OUR BUSINESS--SYSTEMS AND MARKETS

     We market functional water systems to the residential and commercial markets. For the residential market, we market functional water systems that are used to produce a health-beneficial, alkaline-concentrated drinking water. For the commercial market, we market commercial-grade functional water systems that are used in applications ranging from food preparation to hospital disinfection. Other applications of our systems include agriculture, organic agriculture, nutraceutical product formulations and heavy industrial uses. Our goal is to take our functional water technology and market it throughout North America.

     Our business model envisions us as: a supplier of technology for functional water applications; a supplier of hardware for functional water systems; a provider of intellectual property for functional water systems under licensing agreements; a supplier of consumer functional water products; consultants to industries requiring functional water; facilitators between Japanese functional water manufacturers and U.S.A. industrial users; and educators of academia, government and industry on the benefits of functional water.

OUR BUSINESS--SCIENCE

     "Functional water" is a term that has been assigned to a new category of water. Functional water is water that is processed through an electrolytic ion separation or electrolysis process and has a wide array of functional properties due to its unique characteristics. We believe the uses for this type of water are far reaching, as new applications and uses for functional water are being identified on an ongoing basis. Functional water has applications in agriculture, organic agriculture food processing, hospitals, dental clinics, dermatological procedures, heavy industry, mining, environmental clean up, product formulations and beverages. Functional water systems are capable of producing the following types of functional water:

     Ionic-Structured Water.  Ionic-structured water is electrolyzed drinking
     ----------------------
water that is alkaline-concentrated and utilizes smaller molecular clusters than regular water for improved hydration and solubility. Ionic structured water is smooth to the palate.

     Electro-Structured Water. Electro-structured water is water that is
     ------------------------
anti-microbial in nature and may be effective against virus, bacteria, fungus and spores. This water may have a wide array of disinfectant uses.

     Derma-Structured Water. Derma-structured water is electrolyzed low pH water
     ----------------------
that has astringent and disinfecting properties and may have a wide array of cosmetic, dermatological and post-plastic surgery applications that may minimize infections and scarring and expedite healing.

FUNCTIONAL WATER RESEARCH IN ACADEMIA

     The process to produce functional water was developed by Scottish inventor Michael Faraday in Boston, Massachusetts in 1834. In 1929, the value of electrolytic water separation to produce water with functional properties was realized in Japan. Japanese researchers have since taken this process, created a wide array of functional waters and have introduced this technology to food processing, hospital disinfection, wound care, agriculture, organic agriculture and food safety in Japan.

     During recent years, functional water applications have been studied by universities in the U.S.A. and Canada. For example, in a University of Georgia study published in the Journal of Food Protection in 1999 entitled "Inactivation of Escherichia coli O157:H7 and Listeria monocytogenes on Plastic Kitchen Cutting Boards by Electrolyzed Oxidizing Water," the immersion of plastic kitchen cutting boards in electrolyzed oxidizing water was found to be an effective method for inactivating food-borne pathogens such as E. coli. Other studies at the University of Georgia have looked at the efficacy of electrolyzed oxidizing water for inactivating E. coli, Salmonella and Listeria and have determined that such water may be a useful disinfectant. A University of Georgia study entitled "Antimicrobial effect of electrolyzed water for inactivating Campylobacter jejuni during poultry washing" demonstrated that electrolyzed water was not only effective in reducing the populations of C. jejuni on chicken, but also may be effective in the prevention of cross-contamination of processing environments.

OUR BUSINESS--FUNCTIONAL WATER SYSTEMS

     Residential Systems. The residential countertop, functional water systems
     -------------------
produce water that scientists believe contains more wellness and health-beneficial properties than regular tap water (see, "Electrolyzed-Reduced Water Scavenges Active Oxygen Species and Protects DNA from Oxidative Damage," Biochemical and Biophysical Research Communications, Vol. 234,

No. 1, pp. 269-274 (1997); and, Hanaoka, K., "Antioxidant Effects Of Reduced Water Produced By Electrolysis Of Sodium Chloride Solutions," 31 Journal of Applied Electrochemistry 1307-1313 (2001)). Generally, the residential countertop system sits next to the kitchen faucet, and through the use of a diverter, allows tap water to be routed through the system. The water is then processed through a charcoal filter where chlorine and sediments are removed. The filtered water then proceeds to the electrolysis chamber that is made up of electrodes and membranes. A positive and negative electrical charge is passed through the electrodes. The minerals that are found in the filtered water are attracted to opposite electrodes. For example, the alkaline minerals (minerals with positive (+) properties that include calcium, magnesium, sodium, manganese, iron and potassium) are attracted to the negatively charged (-) electrode. The acidic minerals (minerals with negative (-) properties include nitric acid, sulfuric acid and chlorine) are attracted to the positively-charged (+) electrode. Through this mineral separation process, two separate types of water are formed, which are water with alkaline-concentrated minerals, and water with acidic-concentrated minerals. Each type of water is held in a separate chamber in the residential countertop system. The alkaline-concentrated water may be consumed for drinking and cooking purposes, while the acidic-concentrated water may be used in a topical, astringent medium.

     Commercial Systems.  We are in preparation to market commercial functional
     ------------------
water systems to the food processing, medical and agricultural industries. The system for the food processing industry includes: (1) a hand disinfectant system for proper hand washing, and (2) an anti-microbial water production system for general sterilization and disinfectant needs. We also intend to market similar systems to the medical industry. For the agricultural industry, we intend to sell functional water systems to organic food growers who desire to use functional water to replace the use of pesticides, fungicides, herbicides and chemical fertilizers. Our commercial functional water systems produce approximately one gallon per minute of electrolyzed alkaline and acidic waters. For the food processing industry, the alkaline water may be used as an effective medium for removing pesticides from agricultural products, while the acidic water may be used as anti-microbial water. For the hospital industry, the alkaline water may be used as an effective medium in removing protein buildup from surfaces, while the acidic water may be used as anti-microbial water. For the organic agricultural industry, the alkaline water may be used for plant growth and as a solid nutrient, while the acidic water may be used as a substitute for fungicides, pesticides, herbicides and sporicides.

OUR BUSINESS--MARKETING STRATEGY

     We believe that keys to our success are:

- To create a strong revenue basis through the sale of residential systems. These sales may be made through independent distributors, network marketing, infomercials, mail order, retail sales and direct sales generated through word-of-mouth referrals.

- To create a strong revenue basis through the sale of disinfectant systems to the food processing industry.

- To create a strong revenue basis through licensing agreements based upon a wide array of applications for functional water that will be targeted to specific industries. For example, electrolyzed water may be used in the beverage industry to extract flavors from their natural sources, such as extracting tea from tea leaves for use in bottled iced tea. Electrolyzed water may also be used in the formulation of nutraceutical-type dietary supplement products in the health-food and dietary supplement industries.

- To continue the development of functional water applications for industries that are currently dependent upon chemicals as a processing medium.

     In addition to the food processing, medical and agricultural markets, we intend to develop market-driven applications for functional water, provide the science to these applications, publish the developments in scientific and industrial circulars and perform consulting functions to industries that can benefit from functional water. We intend to hire engineers from Japan to design, engineer and assemble prototypes of functional water systems that are built for specific industrial needs. We believe that by performing these functions ourselves, we will have all of the necessary tools to become a leading provider of functional water technology.

OUR BUSINESS--GOVERNMENT REGULATIONS

     Our functional water systems are or may be subject to regulation by a variety of federal, state and local agencies, including the Consumer Product Safety Commission and the Food and Drug Administration ("FDA"). Some of our functional water systems, such as our hand disinfectant water unit, may be subject to pre-market approval by the FDA under Title 21 of the Code of Federal Regulations. Proton expects the approval process to take approximately 30-60 days, although there is no assurance that we will be able to comply.

     Prior to submitting the hand disinfectant water unit to the FDA, however, we intend to contract with a company familiar with a modern food safety procedure known as Hazard Analysis and Critical Control Point ("HACCP"). HACCP is a food safety procedure that focuses on identifying and preventing hazards that could cause food-borne illnesses. We believe that complying with the HACCP procedure may assist us in getting FDA approval, since the FDA generally encourages retailers to apply HACCP-based food safety principles, along with other recommended practices.

OUR BUSINESS--MARKETING AND DISTRIBUTION

We intend to develop systems for the following markets:

- Hand disinfection needs for the food processing, fast food, medical, dental, personal care and general health care industries.

-    Residential, countertop electrolysis systems.

     Hand Disinfection.  After we obtain FDA approvals for the hand disinfection
     -----------------
system, we plan to introduce the device and what we believe to be its operational simplicity, user-friendliness, high efficacy and affordability, through industrial circulars where hand disinfection is of a primary concern.
We also intend to arrange with a leasing company to lease the hand disinfectant system to the fast food industry. A large part of our marketing efforts will be directed to educating our target markets about functional water. We plan to write and publish articles through industrial media, disinfection forums, trade shows and documentary-type films that may be aired through CNN, PBS and Voice of America introducing a new and novel method for hand disinfection. We intend to handle all inquiries through a toll-free number.

We plan to hire a public relations company that provides the news media with documentary videos for the purpose of educating the public on the technology, processes and applications that we market. The videos will cover the following subjects:

-    Use of functional electrolyzed water for food safety.

- Use of functional electrolyzed water for effective disinfection in hospitals and clinical settings.

- Use of functional electrolyzed water for agriculture and organic agriculture.

-    Use of functional electrolyzed water as a wellness medium.

     Residential Countertop Units.  The first step towards the marketing and
     ----------------------------
distribution of residential countertop units is to develop a national product distribution program through network marketing, mail order catalogs sales, infomercials, independent distributor channels and word of mouth sales. Since we understand that the demographics in these sales channels is predominately composed of females in the age groups of 35-60, we intend to concentrate on this market segment. The second step in the marketing and distribution of residential countertop units is to introduce a simplified, lower price-point system that will be introduced through retail outlets under a series of private labels.

     Commercial Systems. In addition to marketing the residential countertop
     ------------------
systems, we plan to develop marketing plans for commercial systems. We may enter into agreements with companies to act as distributors of our functional water systems. We may also grant exclusive rights to companies to use our systems in specific industries for specific applications in exchange for royalties.

OUR BUSINESS--COMPETITION

     Our competitors include several entry-level importers of systems from Japan and Korea. We believe that we have several distinctive advantages over entry-level distributors:

- We and our consultants, who are scientists, business people and advisers, are individuals who have helped pioneer the understanding, documentation, representation and structuring of the technology and its relevance to the U.S.A. during the past nine-year period through various companies and organizations. These consultants are the leaders in the U.S.A. in the knowledge and representation of functional water.

- We have been able to create a strong platform of specialists to advance functional water technology in the U.S.A., which would be difficult for others to replicate due to our high level of focused commitment and dedication.

- We have close working relationships with our Japanese counterparts which have been developed and nurtured over the past ten-year period. These members are highly respected within the Japanese electrolysis community and attend annual conferences as invited speakers.

- We have excellent working relationships with the Japanese manufacturers and we are often relied upon to provide international perspectives to be used in the refinement of their scientific, design and engineering thought processes to create products that will be accepted on a global basis.

- With our knowledge, experience and foresight into the electrolyzed water industry, we are well-positioned to branch out on our own without reliance on Japanese manufacturing, if necessary.

- We have strategically positioned ourselves as the "go to" organization for technology, hardware and informational support for the public.

     Although the majority of potential competitors are small resellers, the one significant competitor that we have is named Hoshizaki U.S.A., which is an established U.S.A.-based Japanese company that has a substantial market presence in the areas of, and whose primary business is, refrigeration and icemakers. We expect that we may face additional competition from new market entrants and current competitors as they expand their business models, but we do not believe that any real strong competitors are imminent for the foreseeable 3 to 4 year period, other than Hoshizaki U.S.A.

     To be competitive, we must assemble a strategic marketing and sales infrastructure. Our success will be dependent on our ability to become a formidable marketing and sales entity based upon the technology we have and our ability to aggressively introduce this technology and its far-reaching benefits through documentary videos and other methods of public relations.

OUR BUSINESS--CUSTOMERS AND VENDORS

     Major Customer. During 2002, sales to one customer accounted for 14% of
     --------------
total sales, and during 2001, sales to this customer accounted for 11% of total sales. As of December 31, 2002, the amount due from this customer accounted for 23% of accounts receivable and as of December 31, 2001, the amounts due from this customer accounted for 49% of accounts receivable. We believe that the loss of this customer would have a negative impact on us.

     Major Vendor.  During the year ended December 31, 2002, our purchases from
     ------------
four vendors accounted for 96% of our total purchases. During the year ended December 31, 2001, purchases from one vendor accounted for 29% of our total purchases. As of December 31, 2002, amounts due to the four vendors accounted for 95% of accounts payable. As of December 31, 2001 amounts due to the one vendor accounted for 82% of accounts payable. We believe that the loss of these vendors would have a negative impact on us.

INTELLECTUAL PROPERTY

     We plan to file patent applications for various functional water applications or license their use from the patent holders. There can be no assurance that our intellectual property rights, if any, will not be challenged, invalidated or circumvented, or that any rights granted under our intellectual property will provide competitive advantages to us. There can be no assurance that our patent claims allowed on any future patents would be sufficiently broad to protect our products.

EMPLOYEES

     We currently have 3 full-time employees, of whom 2 are in management. None of our employees are subject to a collective bargaining agreement. We believe that our employee relations are good.

RECENT DEVELOPMENTS

     In June 2003, we acted as a consultant to an industrial company for the purposes of evaluating industrial uses for functional water. We received $20,000 as a consulting fee for this project.

                             DESCRIPTION OF PROPERTY

     We lease office space located at 1150 Marina Village Parkway, Suite 103, Alameda, CA 94501, that is approximately 1,000 square feet and we lease storage space, on a lease with monthly payments of approximately $2,303 per month, which will increase by 4% annually until May 2005. Under this lease, we are required to pay a percentage of the property taxes, insurance and maintenance. We believe that our office and storage space is adequate for our current needs, and that additional space is available to us at a reasonable cost, if needed.

                              FINANCIAL STATEMENTS

     Our financial statements begin on page F-1.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

INTRODUCTION

     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the audited financial statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the U.S.A., which contemplate our continuation as a going concern.

     Our independent auditors made a going concern qualification in their report dated March 20, 2003, which raises substantial doubt about our ability to continue as a going concern. Our revenue decreased during 2002 and capital contributions were required from our president to fund operations. These conditions raise a substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue in existence. Our ability to continue as a going concern is dependent upon our ability to generate sufficient cash flows to meet our obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. However, there is no assurance that profitable operations or sufficient cash flows will occur in the future.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the U.S.A. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. These estimates and assumptions provide a basis for us to make judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions, and these differences may be material.

     We recognize revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable and; (iv) collectibility is reasonably probable. Our revenues are derived from sales of our industrial, environmental and residential systems which alter the properties of water to produce functional water. We believe that this critical accounting policy affects our more significant judgments and estimates used in the preparation of our consolidated financial statements.

     During the period from March 14, 2000 through November 15, 2002, prior to our acquisition of Proton November 2002, we did not engage in significant operations other than organizational activities, acquisition of the rights to market the products of Vitamineralherb.com, Inc., the preparation for registration of our securities under the Securities Act and capital raising. No revenues were received by us
during that period.   For the third quarter of 2002, we incurred a loss as a
result of expenses associated with setting up a business structure to begin implementing our business plan.


     In November 2002, we acquired Proton Laboratories, LLC, which is active in the functional water business. This acquisition was reported in detail on our Form 8-K for the event dated November 15, 2002 as filed with the Commission on November 25, 2002. Proton is now our wholly-owned subsidiary and has been renamed Proton Laboratories, Inc. Since our acquisition of Proton Laboratories in November 2002, our business has been focused on marketing functional water equipment and systems. Alkaline-concentrated functional water may have health-beneficial properties and may be used for drinking and cooking purposes. Acidic-concentrated functional water may be used as a topical, astringent medium. We may become active in marketing Vitamineralherb.com products in the future because Vitamineralherb.com has recently established an active e-business Web site.

     Our fiscal year end is December 31. Our functional currency is the U.S. dollar.

RESULTS OF OPERATIONS--YEARS ENDED DECEMBER 31, 2002 AND 2001.

     We had revenue of $303,734 in 2002 and revenue of $484,393 in 2001. We had net losses of $411,191 for the year ended December 31, 2002 and net losses of $110,939 for the year ended December 31, 2001.

     Cash used in operations for the year ended December 31, 2002 was $138,755 and cash used in operations for the year ended December 31, 2001 was $9,692.

     The Merger activity significantly contributed to our net loss in 2002. The $411,000 loss reported for 2002 includes $170,000 related to the acquisition of Proton and the Merger, approximately $80,000 for legal and accounting fees related to the Merger, and $60,000 for compensation costs for officer services. The merger activity significantly contributed to our net loss in the six months and the quarter ended June 30, 2003.

     We are currently seeking funds to expand our marketing efforts. We have spent considerable time in contracting with several major overseas corporations for the co-development of enhanced antioxidant beverages for distribution into the overseas markets. We are working with Canadian business associates to identify institutional businesses to market various disinfection applications based upon functional water, pending government approval. In June 2003, we acted as a consultant to an industrial company for the purposes of evaluating industrial uses for functional water. We received $20,000 as a consulting fee for this project.

RESULTS  OF  OPERATIONS-SIX  MONTHS  ENDED  JUNE  30,  2003  AND  2002.

     We had revenue of $127,400 for the six months ended June 30, 2003, compared to revenue of $157,546 for the six months ended June 30, 2002.

     We had a net loss of $54,455 for the six months ended June 30, 2003, compared to a net loss of $118,484 for the six months ended June 30, 2002.

     Cash provided by operating activities was $5,669 for the six months ended June 30, 2003, compared to cash used in operating activities $63,636 for the six months ended June 30, 2002.

RESULTS  OF  OPERATIONS-QUARTERS  ENDED  JUNE  30,  2003  AND  2002.

     We had revenue of $63,674 for the quarter ended June 30, 2003, compared to revenue of $78,020 for the quarter ended June 30, 2002.

     We had a net loss of $14,364 for the quarter ended June 30, 2003, compared to a net loss of $68,727 for the quarter ended June 30, 2002.

LIQUIDITY

     As of December 31, 2002, we had cash on hand of $1,385. As of June 30, 2003, we had cash on hand of $7,054. Our growth is dependent on attaining profit from our operations, or our raising additional capital either through the sale of stock or borrowing. There is no assurance that we will be able to raise any equity financing or sell any of our products at a profit.

     During the years ended December 31, 2002 and 2001, our President did not receive any amounts related to his salary. We determined that the fair value of his services during 2002 and 2001 were $60,000 per year. We recorded a salary expense and contributed capital of $60,000 during the years ended December 31, 2002 and 2001.

     During the six months ended June 30, 2003, our President did not receive any amounts related to his salary. During the six months ended June 30, 2003, our President contributed his services and capital contributions to us. We determined that the fair value of our President's services and capital
contributions during the six months ended June 30, 2003 was $30,000.   We
recorded a salary expense and contributed capital of $30,000 during the six months ended June 30, 2003.

FUTURE CAPITAL REQUIREMENTS

     Our growth is dependent on attaining profit from our operations, or our raising additional capital either through the sale of stock or borrowing. There is no assurance that we will be able to raise any equity financing or sell any of our products at a profit.

     Our future capital requirements will depend upon many factors, including the following:

-    The cost to acquire equipment to resell.

-    The cost of sales and marketing our products.

-    The rate at which we expand our operations.

-    The results of our consulting business.

-    The response of competitors.

OUR CUSTOMERS AND VENDORS

     Major Customer.  During 2002, sales to one customer accounted for 14% of
     --------------
total sales, and during 2001, sales to this customer accounted for 11% of total sales. As of December 31, 2002, the amount due from this customer accounted for 23% of accounts receivable and as of December 31, 2001, the amounts due from this customer accounted for 49% of accounts receivable. We believe that the loss of this customer would have a negative impact on us.

     Major Vendor. During the year ended December 31, 2002, our purchases from
     ------------
four vendors accounted for 96% of our total purchases. During the year ended December 31, 2001, purchases from one vendor accounted for 29% of our total purchases. As of December 31, 2002, amounts due to the four vendors accounted for 95% of accounts payable. As of December 31, 2001 amounts due to the one vendor accounted for 82% of accounts payable. We believe that the loss of these vendors would have a negative impact on us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our Board of Directors authorized a common stock dividend in November 2002 whereby each stockholder received an additional four shares for each one share held. This had the same effect as a 5:1 forward stock split. All of the information in this prospectus has been adjusted to reflect the stock dividend.

     There is not now, and there has never been a public trading market for our common stock, nor a trading symbol. We will use our best efforts to seek an NASD member broker-dealer firm to become our market maker so that our common stock may be traded in a public trading market. In 2003, a broker-dealer submitted a Form 211 and an accompanying Form 15c2-11 to the NASD in order to become our market maker. However, the NASD informed the broker-dealer that, in the NASD's opinion, our IPO in 2000 might have been deficient in that it could be interpreted as a blank check offering rather than the offering of a development stage company in the consumer nutritional supplement and health products business. Although the NASD told us that the NASD never rejects a Form 211, we believe that the NASD's comments dissuaded the broker-dealer from being our market maker, and the broker-dealer withdrew the Form 211. We disagree with the NASD's analysis about us being a blank check IPO in 2000. It is our position that in 2000 we were a development stage company in the specific business of consumer nutritional supplements and health products. As a result of our conversations with the NASD's OTCBB compliance department, we concluded that we could put the NASD's objection's to rest by filing a new Registration Statement covering the same shares that were previously registered in our IPO in 2000. This prospectus includes the same 2,500,000 shares as were registered in our IPO in 2000 and 486,000 shares of restricted stock held by three Selling Shareholders. All of these shares are owned by the Selling Stockholders.

     In 2002, all of the investors who purchased the 2,500,000 shares of registered common stock in our IPO in the year 2000 (the "Former Shareholders") sold or transferred their registered shares to Other Investors (the "Other Investors"). Most of these Other Investors retained their shares and are our Selling Stockholders. A few of the Other Investors sold or transferred their shares in 2003 to additional Other Investors who are also our Selling Stockholders. As a result of these sales and transfers by the Former Shareholders and the Other Investors in 2002 and 2003, and as a result of the Merger, our 104 current shareholders are completely different persons than our year 2000 IPO shareholders, except for one person, our former majority shareholder Michael Kirsh, who presently owns 12,500 shares of our registered common stock (0.1% of our outstanding common stock) that he acquired in 2002 from five Former Shareholders. Mr. Kirsh does not own any other shares. In August 2003, Mr. Alexander, in a personal transaction, paid off in full a personal debt of his by making an in-kind payment of 486,000 of his shares of Bentley to his creditors. These creditors are also Selling Shareholders.

     As of August 21, 2003, we had 11,250,000 shares of common stock outstanding held by 104 stockholders of record. We have not paid any cash dividends and we do not expect to declare or pay any cash dividends in the foreseeable future. Payment of any cash dividends will depend upon our future earnings, if any, our financial condition, and other factors as deemed relevant by the Board of Directors. We have no outstanding options, warrants, convertible securities or convertible debt.

     Our transfer agent is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona 85251, tel. (480) 481 3940.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
            EXECUTIVE OFFICERS AND DIRECTORS

NAME                    AGE                        POSITION
----------------------------------------------------------------------------
Edward Alexander         51       Director, Chief Executive Officer, Chief
                                  Financial Officer, President and Secretary

Dick Wullaert            66       Director, Vice President and
                                  Chief Technical Officer

Michael Fintan Ledwith   61       Director

     Edward Alexander has been the owner and president of Proton Laboratories, LLC since January, 2001. Proton introduced an electrolytic water separation technology that has many uses in industry, product formulations and consumer products. From January 1997 to July 1998, Mr. Alexander served as owner and president of Advanced H2O, LLC. In July 1998, Mr. Alexander formed Advanced H2O, Inc. to specialize in bottled water production. Mr. Alexander continues to serve as a consultant to Advanced H2O, Inc. Prior to 1997, Mr. Alexander served as General Manager, Tomoe Incorporated and held various positions with various divisions of the U.S. Navy Resale System. In February 2002, the Securities and Exchange Commission accepted a settlement offer from Mr. Alexander and imposed a cease and desist order against Mr. Alexander from committing or causing any violation or future violation of Section 10(b) of the Exchange Act and Rule 10b-5. This order was imposed in connection with a press release that Mr. Alexander was persuaded to release about Proton (before Proton was acquired by us) by a business associate whom Mr. Alexander trusted at the time.

     Dr. Dick Wullaert is currently President of Bioguard Industries, Inc., a small technical service company specializing in water and materials science research. Dr. Wullaert provides technical services for the production (system design, electrode development), use (disinfection, food processing, beverages, nutraceuticals, agriculture, organic agriculture, etc.) and testing (conventional and new) of functional water. He has held this position since 1994. Since 1997, he has also served as President of the Functional Water Society of North America (FWSNA), a non-profit corporation dedicated to promoting the technology and applications of functional water. He has developed an extensive database of functional water technology and applications, organized conferences on functional water in the U.S.A., and participated in Functional Water Foundation Symposiums in Japan. From March 2000 to June 2001, he served as Chief Technology Officer of Advanced H2O, Inc., where he was responsible for research and development programs and the laboratory. From 1991 to 1999, he served as Senior Materials Engineer of SAIC, an NRC program on the technical basis for extending the license for dry cask storage of spent nuclear fuel. He managed several projects on the electrochemical treatment of water, developed new business in water technology and materials degradation, provided technical support to DOE-HQ on materials, structural integrity and life extension issues, and he represented NRC and DOE on national consensus committees. He received his Ph.D. in Materials Science from Stanford in 1969.

     Dr. Michael Fintan Ledwith has been retired for the past five years. He was Professor of Systematic Theology at the Pontifical University of Maynooth in Ireland from 1976 to 1994. He was later Dean of the Faculty, Head of Department and Editor of "The Irish Theological Quarterly." He was later appointed as a Consulting Editor of the renowned international review "Communio" and still serves in that capacity. He was appointed Vice-President of the University in 1980, re-appointed in 1983, and was appointed President in 1985. He served as Chairman of the Committee of Heads of the Irish Universities and was a Member of the Governing Bureau of the European University Presidents' Federation (CRE). He retired from his Professorship on September 30, 1996 and has since continued to pursue his interest in research, writing, and lecturing in the field of actualizing human potential. Since November 2001 he has been a partner in World of Star Stuff, which markets whole food products.

COMMITTEES

     We do not have any audit, nominating, or compensation committees of the Board, or committees performing similar functions.

MEETINGS OF THE BOARD OF DIRECTORS

     The current Board did not hold any meetings during the year ended December 31, 2002 and through 2003 to date. The board has acted by consent on occasion.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than 10% of the our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons also are required to furnish us with copies of all Section 16(a) forms they file. Messrs. Alexander, Wullaert and Ledwith each filed one late Form 3.

                             EXECUTIVE COMPENSATION

     The following table sets forth information as to our highest paid officers and directors for our fiscal year ended December 31, 2002. No other compensation was paid to any such officer or directors other than the compensation set forth below.

                                  SUMMARY COMPENSATION TABLE

                       -----------------------     -----------------------------------
                         Annual Compensation              Long Term Compensation
                       -----------------------     -----------------------------------
                                                            Awards           Pay-Outs
                                                   ------------------------  ---------
                                        Other      Restricted   Securities              All
                                        Annual     Stock        Under-                  Other
Name and                                Compen-    Award(s)     lying         LTIP      Compen-
Principal   Year       Salary   Bonus   sation                  Options/SARs  Payouts   sation
Position
                          $       $        $           $             #           $         $
------------------------------------------------------------------------------------------------
Edward      2002  (1)   60,000   -0-      -0-         -0-           -0-         -0-       -0-
Alexander,  2001  (1)   60,000   -0-      -0-         -0-           -0-         -0-       -0-
CEO, CFO    2000  (2)

_______________
(1) Mr. Alexander did not receive any cash compensation. This amount was determined to be the value of his services and was recorded as additional paid in capital.
(2)  Proton commenced business in 2001.

OUTSTANDING STOCK OPTIONS

     We have not granted any options to purchase common stock and we do not have any outstanding options to purchase common stock.

COMPENSATION OF DIRECTORS

Our directors do not receive cash compensation for their services as directors or members of committees of the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As a result of the Merger, Mr. Alexander became the majority owner of our common stock. The following table sets forth information concerning the number of shares of common stock owned beneficially as of August 21, 2003, by: (i) each person (including any group) known by us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and executive officers, and (iii) our officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Name                              Amount of Shares     Class of    Percentage
and Address                      Beneficially Owned   Securities    of Class
------------------------------------------------------------------------------
Edward Alexander
1150 Marina Village Parkway,
Suite 103
Alameda, Ca 94501                         8,264,000  Common Stock        73.4%

Dick Wullaert
340 Old Mill Rd. #2
Santa Barbara, Ca 93110                         -0-  Common Stock         -0-%

Michael Fintan Ledwith
6610 Churchill Rd. SE
Tenino, WA 98589                                -0-  Common Stock         -0-%

Executive Officers & Directors
As A Group(3 Persons)                     8,264,000  Common Stock        73.4%

      We are not aware of any arrangements that could result in a change of control.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 2001, Edward Alexander contributed $30,731 of inventory and $13,198 of property and equipment to us for commencement of the operations of Proton. The inventory and property and equipment were recorded at Mr. Alexander's basis due to the transaction being between related parties. In addition, during the year ended December 31, 2002, Mr. Alexander contributed $130,937 in cash to us. During the year ended December 31, 2001, Mr. Alexander contributed $27,700 in cash to us. He originally received the inventory and property and equipment through a severance agreement with a previous employer.

     During the years ended December 31, 2002 and 2001, Mr. Alexander did not receive any salary. However, we determined that the fair value of his services during 2002 and 2001 was $60,000 per year. We recorded a salary expense and contributed capital of $60,000 during the years ended December 31, 2002 and 2001. In connection with the Merger and the conversion of Proton from a limited liability company into a corporation, these contributions were reclassified to common stock and additional paid-in capital.

     During the six months ended June 30, 2003, our President did not receive any amounts related to his salary. During the six months ended June 30, 2003, our President contributed his services and capital contributions to us. We determined that the fair value of our President's services and capital contributions during the six months ended June 30, 2003 was $30,000. We recorded a salary expense and contributed capital of $30,000 during the six months ended June 30, 2003.

     We entered into an Agreement and Plan of Reorganization, finalized and closed in November 2002 whereby Proton Laboratories, LLC, a California limited liability company ("Proton") merged with and into VWO I Inc., our wholly owned subsidiary (the "Merger"). As a result of the Merger, Proton's sole owner, Edward Alexander, exchanged 100% of his ownership of Proton for 8,750,000 shares of our common stock. VWO I Inc. changed its name to Proton Laboratories, Inc. as part of the Merger. Proton itself was incorporated in February 2000 in the State of California. Proton did not begin operations until January 2001 when Mr. Alexander contributed inventory and property and equipment to Proton. Prior to the Merger, Mr. Alexander entered into a Stock Purchase Agreement with Kirsh and Gruson. Under the Stock Purchase Agreement, Mr. Alexander purchased 8,750,000 shares of common stock of Bentley from Kirsh and Gruson stockholders for $170,000. The 8,750,000 shares Mr. Alexander acquired from Kirsh and Gruson were canceled as part of the Merger. The Merger was accounted for as the reorganization of Proton and the acquisition of Bentley's assets for $170,000 using the purchase method of accounting. There were no material assets or liabilities of Bentley at the time of the Merger. The $170,000 paid by Mr. Alexander has been reflected as a loss on the acquisition of Bentley in the accompanying financial statements (See page 16 and page F-1). For financial statement purposes, Proton is considered the parent corporation but maintains Bentley as its business name. Proton was the accounting acquiror, and Bentley was the legal acquiror.

     In March 20, 2000, our former majority stockholder, Michael Kirsh, transferred to us his license to distribute the products of Vitamineralherb.com. in exchange for 7,500,000 shares of our common stock and a promissory note for $28,000. The license grants an exclusive right to distribute Vitamineralherb.com products to health and fitness professionals in British Columbia, Canada via the Internet.

                            DESCRIPTION OF SECURITIES

CAPITAL STOCK

     The following description of our capital stock is a summary of the material terms of our capital stock. Our authorized capital stock consists of 120,000,000 shares of which there are 100,000,000 shares of common stock having a par value of $0.0001 per share and 20,000,000 shares of preferred stock having a par value of $0.0001 per share. As of the date of this prospectus, there are 11,250,000 shares of common stock outstanding, and no shares of preferred stock outstanding. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

     The Articles of Incorporation do not permit cumulative voting for the election of directors, nor do stockholders have any preemptive rights, subscription or conversion rights to purchase shares in any future issuance of our common stock.

     The holders of common stock have the sole right to vote, except as otherwise provided by law or by the Articles, including provisions governing any preferred stock. Election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The holders of more than 50% of such outstanding shares common stock, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any other directors.

     Subject to the rights, if any, of any outstanding shares of preferred stock, if any, the holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when, if and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters required by law to be submitted to a vote of stockholders.

     In the event of liquidation, dissolution or winding up of our affairs, holders of common stock are entitled to receive, ratably, the net assets of BentleyCapitalCorp.com Inc. available after payment of all creditors and any preferential liquidation rights, if any, of any preferred stock, if any, then outstanding.

     All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders may be diluted.

THE PENNY STOCK RULES

     Our securities may be considered a penny stock. Penny stocks are securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or quoted on the Nasdaq stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent disclosing recent price information on the limited market in penny stocks. The "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The penny stock restrictions will not apply to our securities when our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

                              SELLING STOCKHOLDERS

     The following table sets forth the name of each Selling Stockholder, the number of shares of common stock offered by each Selling Stockholder, the number of shares of common stock to be owned by each Selling Stockholder if all shares were to be sold in this offering and the percentage of our common stock that will be owned by each Selling Stockholder if all shares are sold in this the offering. The shares of common stock being offered hereby are being registered to permit public secondary trading and the Selling Stockholders may offer all, none or a portion of the shares for resale from time to time.

--------------------------------------------------------------------------------------------
Name                              Shares        Shares       Shares          Percentage
Of                                Owned         Offered      Owned           Owned After
Selling                           Before        For          After           Offering If All
Stockholder                       Offering      Sale         Offering        Shares Are
Sold                                                         If All Shares
                                                             Are Sold
     (1)                                                     (2)             (2)
--------------------------------------------------------------------------------------------
Adam R. Alain                       75,000          75,000        -0-                 0%
Morgan L. Alain                     75,000          75,000        -0-                 0%
Natalie D. Alain                    75,000          75,000        -0-                 0%
Rod Alain                          539,000         539,000        -0-                 0%
Michelle Alexander                   5,000           5,000        -0-                 0%
Ted Alexander                       17,000           17,00        -0-                 0%
Vance Alexander                      4,000           4,000        -0-                 0%
Santiago Azpilicueta                 6,000           6,000        -0-                 0%
Kerry Basaraba                       8,000           8,000        -0-                 0%
Wendy Bates                          2,000           2,000        -0-                 0%
Birdsong , Inc.                      4,000           4,000        -0-                 0%
BNY Clearing Services LLC (3)       54,000          54,000        -0-                 0%
Robert Browne                       10,000          10,000        -0-                 0%
Barbara J. Carmel                   50,000          50,000        -0-                 0%
Thomas Carmiciano                    2,000           2,000        -0-                 0%
Anne Cassidy                         2,500           2,500        -0-                 0%
William Christienson                 4,000           4,000        -0-                 0%
Reg Clements                         2,000           2,000        -0-                 0%
Tom Clements                         2,000           2,000        -0-                 0%
David Comunal                      100,000         100,000        -0-                 0%
Bruna Dalponte                      10,000          10,000        -0-                 0%
Stuart Davis                         2,000           2,000        -0-                 0%
Michael Demarest                     4,000           4,000        -0-                 0%
Thomas Dizon                       216,000         216,000        -0-                 0%
Kerri Douglas                        2,500           2,500        -0-                 0%
Patrick Doyle                       75,000          75,000        -0-                 0%

(continued)


                                       32

(continued)
--------------------------------------------------------------------------------------------
Name                              Shares        Shares       Shares          Percentage
Of                                Owned         Offered      Owned           Owned After
Selling                           Before        For          After           Offering If All
Stockholder                       Offering      Sale         Offering        Shares Are
Sold                                                         If All Shares
                                                             Are Sold
     (1)                                                    (2)              (2)
--------------------------------------------------------------------------------------------
Kurt Duffens                       150,000         150,000        -0-                 0%
Eric R. Durand                      10,000          10,000        -0-                 0%
Robert Durand                       10,000          10,000        -0-                 0%
Ellis Ein                            2,000           2,000        -0-                 0%
Birgit Finstad                       1,000           1,000        -0-                 0%
Fiserv Securities Inc. (3)          14,000          14,000        -0-                 0%
Stan Foster                          3,000           3,000        -0-                 0%
Marjo Geisbers                       1,000           1,000        -0-                 0%
Brendan Peters Georgeson             5,000           5,000        -0-                 0%
Paul M. Georgeson                   10,000          10,000        -0-                 0%
Sheila George                        4,000           4,000        -0-                 0%
Marlene Goodman                    150,000         150,000        -0-                 0%
Jerry L. Graham                      5,000           5,000        -0-                 0%
Marion Grosjean                     40,000          40,000        -0-                 0%
Jean Handley                        20,000          20,000        -0-                 0%
Virginia Heinz                       4,000           4,000        -0-                 0%
Douglas Johnston                    50,000          50,000        -0-                 0%
Michael Kirsh                       12,500          12,500        -0-                 0%
Kris Kolt                           10,000          10,000        -0-                 0%
Christina Koo                       20,000          20,000        -0-                 0%
Carol Kounadis                       2,000           2,000        -0-                 0%
Jim Lawson                           2,500           2,500        -0-                 0%
Marjorie Layden                      5,000           5,000        -0-                 0%
Chi-Feng Lee                        22,000          22,000        -0-                 0%
Effie Ligon                         15,000          15,000        -0-                 0%
Stephen Martin                      40,000          40,000        -0-                 0%
McDonald Investments, Inc.  (3)     30,000          30,000        -0-                 0%
Darryl McPherson                    60,000          60,000        -0-                 0%
A. J. Campello Moraes               40,000          40,000        -0-                 0%
Jane Mudry                           5,000           5,000        -0-                 0%
National Investor Services           6,000           6,000        -0-                 0%
David Naughton                       4,000           4,000        -0-                 0%
Mike Norman                          2,000           2,000        -0-                 0%
Lars Olson                          10,000          10,000        -0-                 0%

(continued)


                                       33

(continued)
--------------------------------------------------------------------------------------------
Name                              Shares        Shares       Shares          Percentage
Of                                Owned         Offered      Owned           Owned After
Selling                           Before        For          After           Offering If All
Stockholder                       Offering      Sale         Offering        Shares Are
Sold                                                         If All Shares
                                                             Are Sold
     (1)                                                    (2)              (2)
--------------------------------------------------------------------------------------------
Lief Olson                           2,000           2,000        -0-                 0%
Margaret Pei                         1,000           1,000        -0-                 0%
Jeanne Perez                           250             250        -0-                 0%
Pershing LLC  (3)                   50,000          50,000        -0-                 0%
Will Peters                          1,000           1,000        -0-                 0%
Miranda M. Reynolds                 10,000          10,000        -0-                 0%
Howard Rosenthal                     5,000           5,000        -0-                 0%
Dolores Rudd                        10,000          10,000        -0-                 0%
Hannes Schick                       10,000          10,000        -0-                 0%
Cynthia Schorno                     20,000          20,000        -0-                 0%
Gail L. Schorno                     10,000          10,000        -0-                 0%
Joel Seidner  (4)                   12,500          12,500        -0-                 0%
Christopher M. Sheedy               68,750          68,750        -0-                 0%
Stanley Sherr                        2,000           2,000        -0-                 0%
Brian Simpson                        5,000           5,000        -0-                 0%
Starfire Inc.                       20,000          20,000        -0-                 0%
Wayne Steiger                        2,000           2,000        -0-                 0%
Alice Stone                          5,000           5,000        -0-                 0%
Li-Jung Sun                          2,500           2,500        -0-                 0%
Yukiko Takara                      212,000         212,000        -0-                 0%
Alfred Tavernier                     9,000           9,000        -0-                 0%
Stephen Tavernier                   10,000          10,000        -0-                 0%
Time's Investments                  40,000          40,000        -0-                 0%
Paula Wall                           2,500           2,500        -0-                 0%
Annie Wang                             500             500        -0-                 0%
David Chen Wang                      2,000           2,000        -0-                 0%
Jean Wang                          120,000         120,000        -0-                 0%
Judy Wang                            5,000           5,000        -0-                 0%
Wells Fargo Investments LLC  (3)   114,000         114,000        -0-                 0%
Brandy Wood                          8,000           8,000        -0-                 0%
Terry Wood                          29,000          29,000        -0-                 0%
Jon Yarlott                          8,000           8,000        -0-                 0%
Tim Yarlott                          5,000           5,000        -0-                 0%
Jonathan Yin                        10,000          10,000        -0-                 0%

(continued)


                                       34

(continued)
--------------------------------------------------------------------------------------------
Name                              Shares        Shares       Shares          Percentage
Of                                Owned         Offered      Owned           Owned After
Selling                           Before        For          After           Offering If All
Stockholder                       Offering      Sale         Offering        Shares Are
Sold                                                         If All Shares
                                                             Are Sold
     (1)                                                     (2)             (2)
--------------------------------------------------------------------------------------------
Janet and Dion Davies               40,000          40,000        -0-                 0%
Danny Davies                         4,000           4,000        -0-                 0%
Bret Fosdick                         2,000           2,000        -0-                 0%
Valentine and Eva Fyrst              1,000           1,000        -0-                 0%
Tim Fyrst                            2,000           2,000        -0-                 0%
Kai Fyrst                            1,500           1,500        -0-                 0%
Raymond Bell                         4,000           4,000        -0-                 0%
Parsio Moraes                        6,000           6,000        -0-                 0%
Jody Gill                            2,500           2,500        -0-                 0%

_______________

(1) To the best of our knowledge, no Selling Stockholder has a short position in our common stock. To the best of our knowledge, no Selling Stockholder that is a beneficial owner of any of these shares is a broker-dealer or an affiliate of a broker-dealer (a broker-dealer may be a record holder). Except as set forth below, no Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

(2) Assumes no sales are transacted by the Selling Stockholder during the offering period other than in this offering.

(3) We believe that this record owner may a broker-dealer, and that there is a beneficial owner who is not a broker-dealer.

(4)  Joel Seidner is our legal counsel for this offering.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders (of record ownership and of beneficial ownership) and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the Selling Stockholders will sell any or all of the common stock in this offering. The Selling Stockholders may use any one or more of the following methods when selling shares:

- Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

- Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

- Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

-    An exchange distribution following the rules of the applicable exchange.

-    Privately negotiated transactions.

-    Short sales or sales of shares not previously owned by the seller.

- An agreement between a broker-dealer and a Selling Stockholder to sell a specified number of such shares at a stipulated price per share.

-    A combination of any such methods of sale.

-    Any other lawful method.

     The  Selling Stockholder may also engage in:

- Short selling against the box, which is making a short sale when the seller already owns the shares.

- Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date.

- Selling calls, which is a contract giving the person buying the contract the right to buy shares at a specified price by a specified date.

- Selling under Rule 144 under the Securities Act, if available, rather than under this prospectus.

- Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stock holder.

- Pledging shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering.

     If we are notified by a Selling Stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the Registration Statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Stockholder and the broker-dealer.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     Since our inception and until 2002, Manning Elliott, Chartered Accountants, Vancouver, British Columbia, had served as our independent accountant. Until our change in control in 2002, our principal business operations were in Vancouver, British Columbia, Canada. Our business operations moved to California in 2002 in connection with our change of control and our acquisition and Merger with Proton as our wholly-owned subsidiary. We determined that it was no longer appropriate to use a Canadian accountant. On October 9, 2002, our Board of Directors approved a change of accountants to be effective as of the date of the Merger. Effective November 15, 2002, we dismissed Manning Elliott and engaged Hansen, Barnett & Maxwell of Salt Lake City, Utah, as our independent public accountants to audit our financial statements. Manning Elliott's report on the financial statements for the fiscal years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. We believe, and have been advised by Manning Elliott, that it concurs with such belief, that for the fiscal years ended December 31, 2001 and December 31, 2000, and in the subsequent periods through the date of dismissal, we and Manning Elliott did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Manning Elliott, would have caused it to make reference in connection with its report on our financial statements to the subject matter of the disagreement.

     Manning Elliott furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether Manning Elliott agrees with the above statements. This letter was submitted in our Form 8-K dated November 15, 2002 and filed with the Commission on November 25, 2002.

                                LEGAL PROCEEDINGS

     We are not a plaintiff or defendant in any litigation, nor is any litigation threatened against us.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Joel Seidner, Esq., Attorney At Law, 1240 Blalock Road, Suite 250, Houston, Texas 77055, tel. (713) 461-2627 ext. 210, has acted as our legal counsel for this offering. The validity of the shares offered by this prospectus has been passed upon for BentleyCapitalCorp.com Inc. by Mr. Seidner. As of the date of this prospectus, Mr. Seidner owns 12,500 shares of our common stock.

     Our consolidated balance sheets as of December 31, 2002 and 2001, and the consolidated statements of operations, stockholders' deficit, and cashflows, for the years then ended, have been included in the registration statement on Form SB-2 of which this prospectus forms a part, in reliance on the report of Hansen, Barnett & Maxwell, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Washington Business Corporation Act at Title 23 RCW provides that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     However, the statutory indemnity does not apply to: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     Our Articles of Incorporation and By-Laws also state that we indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                              FINANCIAL STATEMENTS

Our audited financial statements for the year ended December 31, 2002 begin on page F-2.
Our unaudited financial statements for the six months and the quarter ended June 30, 2003 begin on page FF-1.



                                       F-1

                           BENTLEYCAPITALCORP.COM, INC


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                       AND
                        CONSOLIDATED FINANCIAL STATEMENTS




                           DECEMBER 31, 2002 AND 2001





                            HANSEN, BARNETT & MAXWELL
                           A Professional Corporation
                          CERTIFIED PUBLIC ACCOUNTANTS
                          BENTLEYCAPITALCORP.COM, INC.


                                BENTLEYCAPITALCORP.COM, INC
                                     TABLE OF CONTENTS

                                                                                      PAGE

Report of Independent Certified Public Accountants                                    F-4

Consolidated Balance Sheets - December 31, 2002 and 2001                              F-5

Consolidated Statements of Operations for the years ended December 31, 2002 and 2001  F-6

Consolidated Statements of Stockholders' Equity (Deficit) for the year ended
    December 31, 2002 and 2001                                                        F-7

Consolidated Statement of Cash Flows for the year ended December 31, 2002 and 2001    F-8

Notes to Consolidated Financial Statements                                            F-9

  HANSEN, BARNETT & MAXWELL                           (801) 532-2200
 A Professional Corporation                         Fax (801) 532-7944
CERTIFIED PUBLIC ACCOUNTANTS                    5 Triad Center, Suite 750
                                               Salt Lake City, Utah 84180
                                                     www.hbmcpas.com


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and the Stockholders
BentleyCapitalCorp.com, Inc. and subsidiaries

We have audited the consolidated balance sheets of BentleyCapitalCorp.com, Inc. as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BentleyCapitalCorp.com as of December 31, 2002 and 2001, and the results of its consolidated operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, has suffered losses from operations and has negative working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                            HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 20, 2003


an independent member of              Member of AICPA Division of Firms
    BAKER TILLY                              Member of SECPS
    INTERNATIONAL

                            BENTLEYCAPITALCORP.COM, INC
                            CONSOLIDATED BALANCE SHEETS
                             DECEMBER 31, 2002 AND 2001


                                                             2002          2001
                                                         -----------   -----------
       ASSETS

CURRENT ASSETS
  Cash                                                   $     1,385   $    12,618
  Accounts receivable, less allowance of $2,442
   and $1,800, respectively                                   32,755        25,089
  Inventory, net of reserve for obsolescence of $5,572        20,661        65,441
                                                         -----------   -----------

    TOTAL CURRENT ASSETS                                      54,801       103,148
                                                         -----------   -----------

PROPERTY AND EQUIPMENT
  Furniture and fixtures                                       4,670         4,670
  Equipment and machinery                                     42,784        11,512
  Leasehold improvements                                       1,886         1,886
  Less:  accumulated depreciation                             (5,884)       (2,352)
                                                         -----------   -----------

    NET PROPERTY AND EQUIPMENT                                43,456        15,716
                                                         -----------   -----------

TOTAL ASSETS                                             $    98,257   $   118,864
                                                         ===========   ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                       $   127,638   $    98,174
  Accrued expenses                                               183             -
                                                         -----------   -----------

    TOTAL CURRENT LIABILITIES                                127,821        98,174
                                                         -----------   -----------

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, 20,000,000 shares authorized
    with a par value of $0.0001; no shares issued
    or outstanding.                                                -             -
  Common stock, 100,000,000 common shares
    authorized with a par value of $0.0001;
    11,250,000 and 2,338,273 shares issued
    and outstanding, respectively.                             1,126           234
  Additional paid in capital                                 491,440       131,395
  Accumulated deficit                                       (522,130)     (110,939)
                                                         -----------   -----------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                         (29,564)       20,690
                                                         -----------   -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)     $    98,257   $   118,864
                                                         ===========   ===========


   The accompanying notes are an integral part of these consolidated financial statements.

                           BENTLEYCAPITALCORP.COM, INC
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                      2002           2001
                                                  ------------   ------------

SALES                                             $    303,734   $    484,393

COST OF GOODS SOLD                                     210,091        316,147
                                                  ------------   ------------

GROSS MARGIN                                            93,643        168,246
                                                  ------------   ------------

OPERATING EXPENSES
  General and administrative expenses                  274,873        219,157
  Fair value of officer services                        60,000         60,000
                                                  ------------   ------------
    TOTAL OPERATING EXPENSES                           334,873        279,157
                                                  ------------   ------------

LOSS FROM OPERATIONS                                  (241,230)      (110,911)
                                                  ------------   ------------

OTHER INCOME AND (EXPENSE)
  Loss on disposal of equipment                              -           (347)
  Loss on acquisition of BentleyCapitalCorp.com       (170,000)             -
  Interest income                                           39            319
                                                  ------------   ------------
    TOTAL OTHER EXPENSE (NET)                         (169,961)           (28)
                                                  ------------   ------------

NET LOSS                                          $   (411,191)  $   (110,939)
                                                  ============   ============

BASIC AND DILUTED LOSS PER COMMON SHARE           $      (0.09)  $      (0.08)
                                                  ============   ============

BASIC AND DILUTED WEIGHTED AVERAGE
  SHARES OUTSTANDING                                 4,647,953      1,436,029
                                                  ============   ============

    The accompanying notes are an integral part of these consolidated financial statements.

                          BENTLEYCAPITALCORP.COM, INC
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                               PREFERRED STOCK         COMMON STOCK      ADDITIONAL
                                               ----------------  ----------------------    PAID IN     ACCUMULATED
                                               SHARES   AMOUNT      SHARES      AMOUNT     CAPITAL      DEFICIT        TOTAL
                                               ------  --------  ------------  --------  ----------   -----------  ------------
BALANCE - DECEMBER 31, 2000                         -  $      -  $          -  $      -  $        -   $         -

Issuance for assets contributed
  by majority shareholder                           -         -       780,360        78      43,851             -        43,929

Issuance for cash contributions                     -         -       492,066        49      27,651             -        27,700

Issuance as compensation for officer services       -         -     1,065,847       107      59,893        60,000

Net loss for the period                             -         -             -         -           -      (110,939)     (110,939)
                                               ------  --------   -----------  --------  ----------   -----------  ------------

BALANCE - DECEMBER 31, 2001                         -         -     2,338,273       234     131,395      (110,939)       20,690

Issuance for cash contributions                     -         -     2,325,980       233     130,704             -       130,937

Issuance as compensation for officer services       -         -     1,065,847       107      59,893             -        60,000

Issuance for officer's acquisition of
  BentleyCapitalCorp.com stock.                     -         -     3,019,900       302     169,698             -       170,000

Issuance of common stock for net
  assets of BentleyCapitalCorp.com                  -         -     2,500,000       250        (250)            -             -

Net loss for the period                             -         -             -         -           -      (411,191      (411,191)
                                               ------  --------   -----------  --------  ----------   -----------  ------------

BALANCE - DECEMBER 31, 2002                         -  $      -    11,250,000  $  1,126  $  491,440   $  (522,130)  $   (29,564)
                                               ======  ========   ===========  ========  ==========   ===========  ============

    The accompanying notes are an integral part of these consolidated financial statements.

                              BENTLEYCAPITALCORP.COM, INC
                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                                2002          2001
                                                            -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                  $  (411,191)  $  (110,939)
  Adjustments to reconcile net loss to cash used
   in operating activities:
    Depreciation                                                  3,532         2,525
    Loss on impairment of inventory                                   -         5,572
    Loss on disposal of property and equipment                        -           347
    Loss on acquisition of BentleyCapitalCorp.com               170,000             -
    Fair value of officer services                               60,000        60,000
    Changes in operating assets and liabilities
     Accounts receivable                                         (7,666)      (25,089)
     Inventory                                                   16,923       (40,282)
     Accounts payable                                            29,464        98,174
     Accrued expenses                                               183             -
                                                            -----------   -----------

    NET CASH USED IN OPERATING ACTIVITIES                      (138,755)       (9,692)
                                                            -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of property and equipment                             (3,415)       (5,390)
                                                            -----------   -----------

NET CASH USED IN INVESTING ACTIVITIES                            (3,415)       (5,390)
                                                            -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Capital contributions                                           130,93        27,700
                                                            -----------   -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                       130,937        27,700
                                                            -----------   -----------

NET INCREASE (DECREASE) IN CASH                                 (11,233)       12,618

CASH AT BEGINNING OF PERIOD                                      12,618             -
                                                            -----------   -----------

CASH AT END OF PERIOD                                       $     1,385   $    12,618
                                                            ===========   ===========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment contributed by majority shareholder  $         -   $    13,198
Inventory contributed by majority shareholder               $         -   $    30,731
Transfer of inventory to equipment                          $    27,857   $         -

    The accompanying notes are an integral part of these consolidated financial statements.

                           BENTLEYCAPITALCORP.COM, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATIONS

ORGANIZATION- Proton Laboratories, LLC. (Proton) was incorporated on February 16, 2000 in the State of California. Proton did not begin its operations until January 1, 2001. On January 1, 2001, Proton's sole owner contributed inventory and property and equipment to the Company.

BentleyCapitalCorp.com Inc. (Bentley) was incorporated in the State of Washington on March 14, 2000. The Company acquired a license to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products in the Province of British Columbia, Canada. The Company was in the development stage.

On November 15, 2002, Proton entered into an Agreement and Plan of Reorganization with Bentley whereby the Company merged with and into VWO I Inc.
(VWO), a wholly owned subsidiary of Bentley (the "Merger"). As a result of the Merger, Proton's sole owner, Edward Alexander, exchanged 100% of his ownership for 8,750,000 shares of Bentley common stock, par value $0.0001 per share. Prior to the Merger, Proton's sole owner (Mr. Alexander) entered into a Stock Purchase Agreement with certain shareholders of Bentley. Under the Stock Purchase Agreement, Mr. Alexander purchased 8,750,000 shares of common stock of Bentley from certain Bentley shareholders for $170,000. The 8,750,000 shares Mr. Alexander acquired were canceled as part of the Merger. VWO I Inc. changed its name to Proton Laboratories, Inc. (Proton) as part of the Merger.

In accordance with SFAS 141 Business Combinations and EITF 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business, the Merger has been accounted for as the reorganization of Proton and the acquisition of Bentley's assets for $170,000 using the purchase method of accounting. There were no material assets or liabilities of Bentley at the time of the Merger, accordingly, the $170,000 paid by Mr. Alexander has been reflected as a loss on the acquisition of Bentley in the accompanying financial statements. For financial statement purposes Proton is considered the parent corporation but maintains BentleyCapitalCorp.com, Inc as its business name and hereafter is collectively referred to as the "Company".

BASIS OF PRESENTATION- Proton changed from an LLC to a corporation on November 15, 2002. The effect of the corporate status of the Company has been reflected in the accompanying consolidated financial statements. The accompanying financial statements have been restated to reflect the shares of common stock acquired through the merger as though they had been issued on the dates capital contributions were received from the majority owner of the Company, including the fair value of services rendered and the $170,000 to acquire the interest in Bentley.

CONSOLIDATION POLICY- The accompanying consolidated financial statements reflect the financial position of and operations for Proton as of and for the years ended December 31, 2002 and 2001 and the operations of Bentley for the period from November 15, 2002 through December 31, 2002. All significant intercompany transactions have been eliminated in consolidation.

NATURE OF OPERATIONS - The Company's operations are located in Alameda, California. The core business of the Company consists of the sales and marketing of the Company's industrial, environmental and residential systems which alter the properties of water to produce functional water throughout the United States of America. The Company acts as an exclusive importer and master distributor of these products to various companies in which uses for the product

                           BENTLEYCAPITALCORP.COM, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


range from food processing to retail water sales. Additionally, the Company formulates intellectual properties under licensing agreements, supply consumer products, consult on projects utilizing functional water, facilitate between manufacturer and industry and act as educators on the benefits of functional water.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS -The Company is subject to concentration of credit risk with respect to sales primarily in the functional water industry and sales to a significant customer and purchases from a significant vendor. Accounts receivable are generally unsecured. The Company normally obtains payments from customers prior to delivery of the related products. Otherwise, the Company does not require collateral for accounts receivable. The amounts reported as accounts receivable, inventory, accounts payable, and accrued expenses are considered to be reasonable approximations of their fair values. The fair value estimates presented herein were based on market information available to management at the time of the preparation of the financial statements.

BUSINESS CONDITION - The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The company has incurred net losses of $411,191 and $110,939 for the years ended December 31, 2002 and 2001, respectively. Cash used in operations for the years ended December 31, 2002 and 2001 was $138,755 and $9,692, respectively. The Company's revenues decreased during 2002 and capital contributions were required from the company's president to fund operations. These conditions raise a substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Management has devoted a significant amount of time during 2002 to the public filing process. A substantial amount of legal and accounting fees were incurred in the acquisition and merger with BentleyCapitalCorp.com and the required filings due to the merger. These items significantly contributed to the net loss of the Company in 2002. The $411,000 loss reported for 2002 includes $170,000 for the acquisition of BentleyCapitalCorp.com, approximately $80,000 for legal and accounting fees related to the acquisition, and $60,000 for compensation costs for officer services paid with stock.

The Company is currently in a start-up phase and working towards raising public funds to expand its marketing and revenues. The Company has spent considerable time in contracting with several major overseas corporations for the co-development of enhanced antioxidant beverages for distribution into the overseas markets. In addition, the Company is working with its Canadian business associates to identify institutional businesses to market various disinfection applications based upon functional water, pending government approval.

                           BENTLEYCAPITALCORP.COM, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. However, there is no assurance that profitable operations or sufficient cash flows will occur in the future.

INVENTORY - Inventory consists of purchased finished goods and is stated at the lower of cost (using the first-in, first-out method) or market value. The inventory obsolescence reserve was $5,572 as of December 31, 2002 and 2001.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives range from 3 to 7 years. Depreciation expense for the years ended December 31, 2002 and 2001, was $3,532 and $2,525, respectively. Expenditures for maintenance, repairs, and renewals are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

The Company records impairment losses on property and equipment when indicators of impairment are present and estimated undiscounted cash flows to be generated by those assets are less than the assets' carrying amount.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments purchased with a maturity of less than three months to be cash equivalents.

BASIC AND DILUTED LOSS PER SHARE -Basic loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated to give effect to potentially issuable common shares, except during periods when those potentially issuable common shares would decrease the loss per share. There were no potentially issuable common shares at December 31, 2002 and 2001.

INCOME TAXES - The Company recognizes an asset or liability for the deferred tax consequences of all temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the asset or liabilities are recovered. These deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reviewed periodically for recoverability and valuation allowances and adjustments are provided as necessary.

ADVERTISING - The Company follows the policy of charging the cost of advertising to expense as incurred. Advertising expense for the year ended December 31, 2002 and 2001 was $5,177 and $8,486, respectively.

                           BENTLEYCAPITALCORP.COM, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


MAJOR CUSTOMER - During the years ended December 31, 2002 and 2001, sales to one customer accounted for 14% and 11% of total sales, respectively. As of December 31, 2002 and 2001 amounts due from this customer accounted for 23% and 49% of accounts receivable, respectively. The Company believes the loss of this customer may have a negative impact on the Company's financial statements.

MAJOR VENDOR - During the year ended December 31, 2002, purchases from four vendors accounted for 96% of total purchases. During the year ended December 31, 2001, purchases from one vendor accounted for 29% of total purchases. As of December 31, 2002, amounts due to the four vendors accounted for 95% of accounts payable. As of December 31, 2001 amounts due to the one vendor accounted for 82% of accounts payable. The Company believes the loss of these vendors may have a negative impact on the Company's financial statements.

REVENUE RECOGNITION - The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that arrangement exists;
(ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable and; (iv) collectibility is reasonably probable. The Company's revenues are derived from sales of their industrial, environmental and residential systems which alter the properties of water to produce functional water.

NEW ACCOUNTING STANDARDS - SFAS No. 141, "Business Combinations," requires usage of the purchase method for all business combinations initiated after June 30, 2001, and prohibits the usage of the pooling of interests method of accounting for business combinations. The provisions of SFAS No. 141 relating to the application of the purchase method are generally effective for business combinations completed after July 1, 2001. Such provisions include guidance on the identification of the acquiring entity, the recognition of intangible assets other than goodwill acquired in a business combination and the accounting for negative goodwill. The Company utilized this standard in the above mentioned merger.

SFAS No. 142, "Goodwill and Other Intangible Assets," changes the current accounting model that requires amortization of goodwill, supplemented by impairment tests, to an accounting model that is based solely upon impairment tests. SFAS No. 142 also provides guidance on accounting for identifiable intangible assets that may or may not require amortization. The provisions of SFAS No. 142 related to accounting for goodwill and intangible assets will be generally effective for the Company at the beginning of 2002, except that certain provisions related to goodwill and other intangible assets are effective for business combinations completed after July 1, 2001. The Company does not believe this statement has any impact to the Company as of December 31, 2002 or 2001.

In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations." SFAS No.143 addresses financial accounting and reporting for obligations associated with the retirement of intangible long-lived assets and associated asset retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it has occurred. The asset retirement obligations will be capitalized as a part of the carrying amount of the long-lived asset. SFAS No. 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and normal operation of long- lived assets. SFAS No. 143 is effective for years beginning after June 15, 2002, with earlier adoption permitted. Currently, the Company does not believe this statement will have any impact to the Company.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and the recognition of impairment of long-lived assets to be held and used. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, with an earlier adoption encouraged. The Company is evaluating the impact of adopting SFAS No. 144 but believes it will not have a material effect on the Company's results of operations or financial position.

                           BENTLEYCAPITALCORP.COM, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other provisions, the statement modifies the criteria classification of gains and losses on debt extinguishments such that they are not required to be classified as extraordinary items if they do not meet the criteria for classification as extraordinary items in APB Opinion No. 30. The Company elected to adopt this standard during the year ended December 31, 2002. The adoption of this standard has had no material effect on the Company's financial position or results of operations.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee plan severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. The Company will be required to apply this statement prospectively for any exit or disposal activities initiated after December 31, 2002. The adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This statement amends Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock-based employee compensation. It also amends the disclosure provisions of Statement No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Statement No. 148 also requires disclosure about those effects in interim financial information. The adoption of this standard has had no material effect on the Company's financial position or results of operations.

NOTE 3 - RELATED PARTY TRANSACTIONS

On January 1, 2001, the Company's president contributed $30,731 of inventory and $13,198 of property and equipment to the Company for commencement of their operations. The inventory and property and equipment were recorded at the member's basis due to the transaction being between related parties. In addition during the years ended December 31, 2002 and 2001 the president contributed $130,937 and $27,700 in cash to the Company, respectively. The president originally received the inventory and property and equipment through a severance agreement with a previous employer.

During the years ended December 31, 2002 and 2001, the president did not receive any amounts related to his salary. The Company determined that the fair value of the member services during 2002 and 2001 were $60,000 per year. Thus the Company recorded a salary expense and contributed capital of $60,000 during the years ended December 31, 2002 and 2001.

As part of the merger and the Company becoming a corporation these contributions were reclassified to common stock and additional paid-in capital.

                           BENTLEYCAPITALCORP.COM, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - INCOME TAXES

Prior to November 15, 2002, the Proton LLC elected to be taxed as a corporation. The Company incurred no income taxes during 2001 and had losses through November 2002. As part of the above mentioned merger, all prior net operating losses have been limited under section 382 of the Internal Revenue Code to a nominal amount and are not included in the income tax information below. The income tax information below is from the date of the merger, November 15, 2002, through December 31, 2002.

There was no provision for or benefit from income tax for any period. The components of the net deferred tax asset at December 31, 2002 is as follows:


     Bad debt reserve                  $    258
     Depreciation                           124
     Net operating loss carry forward    17,923
     Less: valuation allowance          (18,305)
                                       ---------

     NET DEFERRED TAX ASSET            $      -
                                       =========


For tax reporting purposes, the Company has net operating loss carry forwards in the amount of $44,662 which will expire in 2023.

The following is a reconciliation of the amount of tax benefit that would result from applying the federal statutory rate to pretax loss with the benefit from income taxes for August 2002 through December 2002:


     Benefit at statutory rate (34%)                $(73,308)
     Non-deductible expenses                          68,220
     Change in valuation allowance                    18,305
     State tax benefit, net of federal tax effect    (13,217)
                                                    ---------

     NET BENEFIT FROM INCOME TAXES                  $      -
                                                    =========


NOTE 5 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES - The Company currently leases office and storage space from a third party. On March 6, 2002, the Company entered into a new lease agreement to pay a monthly lease payment increasing by 4% annually until May 2005. Additionally, under the lease the Company is required to pay a percentage of the property taxes and maintenance expenses.

Future minimum lease payments under operating the lease obligation as of December 31, 2002, was as follows:

     Year ending December 31:
          2003                                    27,647
          2004                                    28,441
          2005                                    11,990
                                                 -------

     Minimum lease payments                      $68,078
                                                 =======


Rent expense for the years ended December 31, 2002 and 2001 was $39,360 and $27,029.

                                 BENTLEYCAPITALCORP.COM, INC
                                 ---------------------------
                                       TABLE OF CONTENTS
                                       -----------------

                                                                              PAGE
                                                                              ----
Condensed Consolidated Balance Sheets - June 30, 2003 and December 31, 2002   FF-2
(unadutied)

Condensed Consolidated Statements of Operations for the three months and six months ended June 30, 2003 and 2002
(unaudited)                                                                   FF-3


Condensed Consolidated Statement of Cash Flows for the six months ended
June 30, 2003 and 2002                                                        FF-4
(unaudited)

Notes to Condensed Consolidated Financial Statements                          FF-5

BENTLEYCAPITALCORP.COM INC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                       JUNE 30,    DECEMBER 31,
                                                         2003          2002
--------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash                                                  $   7,054   $       1,385
Accounts receivable, less allowance of $2,442            27,711          32,755
Inventory, net of reserve for obsolescence of $5,572     16,735          20,661
--------------------------------------------------------------------------------

  TOTAL CURRENT ASSETS                                   51,500          54,801
--------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT
Furniture and fixtures                                    4,670           4,670
Equipment and machinery                                  42,784          42,784
Leasehold improvements                                    1,886           1,886
Less:  accumulated depreciation                          (9,640)         (5,884)
--------------------------------------------------------------------------------

  NET PROPERTY AND EQUIPMENT                             39,700          43,456
--------------------------------------------------------------------------------

TOTAL ASSETS                                          $  91,200   $      98,257
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable                                      $ 145,309   $     127,638
Accrued expenses                                              -             183
--------------------------------------------------------------------------------

  TOTAL CURRENT LIABILITIES                             145,309         127,821
--------------------------------------------------------------------------------

STOCKHOLDERS' DEFICIT
Preferred stock, 20,000,000 shares authorized
  with a par value of $0.0001; no shares issued
  or outstanding.                                             -               -
Common stock, 100,000,000 common shares
  authorized with a par value of $0.0001;
  11,250,000 shares issued and outstanding,               1,126           1,126
Additional paid in capital                              521,350         491,440
Accumulated deficit                                    (576,585)       (522,130)
--------------------------------------------------------------------------------

  TOTAL STOCKHOLDERS' DEFICIT                           (54,109)        (29,564)
--------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT           $  91,200   $      98,257
--------------------------------------------------------------------------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS.

                           BENTLEYCAPITALCORP.COM INC
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)


                                     FOR THE THREE MONTHS ENDED  FOR THE SIX MONTHS ENDED
                                              JUNE 30,                   JUNE 30,
                                     -------------------------  -------------------------
                                         2003         2002          2003         2002
--------------------------------------------------------------  -------------------------
SALES                                $    63,674   $   78,020   $   127,400   $  157,546

COST OF GOODS SOLD                        20,424       45,945        56,352      118,973
-----------------------------------------------------------------------------------------

GROSS MARGIN                              43,250       32,075        71,048       38,573
-----------------------------------------------------------------------------------------

OPERATING EXPENSES
General and administrative expenses       42,614       85,802        95,503      127,057
Fair value of officer services            15,000       15,000        30,000       30,000
-----------------------------------------------------------------------------------------
  TOTAL OPERATING EXPENSES                57,614      100,802       125,503      157,057
-----------------------------------------------------------------------------------------

NET LOSS                             $   (14,364)  $  (68,727)  $   (54,455)  $ (118,484)
-----------------------------------------------------------------------------------------

BASIC AND DILUTED LOSS PER
  COMMON SHARE                       $     (0.00)  $    (0.02)  $     (0.00)  $    (0.04)
-----------------------------------------------------------------------------------------

BASIC AND DILUTED WEIGHTED AVERAGE
  SHARES OUTSTANDING                  11,250,000    3,389,017    11,250,000    2,992,651
-----------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                           BENTLEYCAPITALCORP.COM  INC
        CONDENSED  CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS  (UNAUDITED)


                                                      FOR THE SIX MONTHS ENDED
                                                              JUNE 30,
                                                      ----------------------
                                                         2003        2002
----------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                               $(54,455)  $(118,484)
Adjustments to reconcile net loss to cash used
  in operating activities:
  Depreciation                                            3,756       1,766
  Fair value of officer services                         30,000      30,000
  Changes in operating assets and liabilities
    Accounts receivable                                   4,954       2,256
    Inventory                                             3,926       5,268
    Accounts payable                                     17,671      15,558
    Accrued expenses                                       (183)          -
----------------------------------------------------------------------------

  NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES     5,669     (63,636)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                           -      (2,345)
----------------------------------------------------------------------------

  NET CASH USED IN INVESTING ACTIVITIES                       -      (2,345)
----------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions                                         -      58,218
----------------------------------------------------------------------------

  NET CASH PROVIDED BY FINANCING ACTIVITIES                   -      58,218
----------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                           5,669      (7,763)

CASH AT BEGINNING OF PERIOD                               1,385      12,618
----------------------------------------------------------------------------

CASH AT END OF PERIOD                                  $  7,054   $   4,855
----------------------------------------------------------------------------


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS.

                           BENTLEYCAPITALCORP.COM INC
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE  1  -  ORGANIZATION  AND  BASIS  OF  PRESENTATIONS

ORGANIZATION- Proton Laboratories, LLC. (Proton) was incorporated on February 16, 2000 in the State of California. Proton did not begin its operations until January 1, 2001. On January 1, 2001, Proton's sole owner contributed inventory and property and equipment to the Company.

BentleyCapitalCorp.com Inc. (Bentley) was incorporated in the State of Washington on March 14, 2000. The Company acquired a license to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products in the Province of British Columbia, Canada. The Company was in the development stage.

On November 15, 2002, Proton entered into an Agreement and Plan of Reorganization with Bentley whereby the Company merged with and into VWO I Inc.
(VWO), a wholly owned subsidiary of Bentley (the "Merger"). As a result of the Merger, Proton's sole owner, Edward Alexander, exchanged 100% of his ownership for 8,750,000 shares of Bentley common stock, par value $0.0001 per share. Prior to the Merger, Proton's sole owner (Mr. Alexander) entered into a Stock Purchase Agreement with certain shareholders of Bentley. Under the Stock Purchase Agreement, Mr. Alexander purchased 8,750,000 shares of common stock of Bentley from certain Bentley shareholders for $170,000. The 8,750,000 shares Mr. Alexander acquired were canceled as part of the Merger. VWO I Inc. changed its name to Proton Laboratories, Inc. (Proton) as part of the Merger.

The Merger has been accounted for as the reorganization of Proton and the acquisition of Bentley's assets using the purchase method of accounting. For financial statement purposes Proton is considered the parent corporation but maintains BentleyCapitalCorp.com Inc as its business name and hereafter is collectively referred to as the "Company".

BASIS OF PRESENTATION- Proton changed from an LLC to a corporation on November 15, 2002. The effect of the corporate status of the Company has been reflected in the accompanying consolidated financial statements. The accompanying financial statements have been restated to reflect the shares of common stock acquired through the merger as though they had been issued on the dates capital contributions were received from the majority owner of the Company, including the fair value of services rendered and the acquisition of Bentley.

CONSOLIDATION POLICY- The accompanying consolidated financial statements reflect the financial position of Proton as of June 30, 2003 and December 31, 2002. The results of its operations include the activity of Proton for the three months ended June 30, 2003 and 2002 and the activity of Proton and Bentley for the six months ended June 30, 2003. All significant intercompany transactions have been eliminated in consolidation.

CONDENSED FINANCIAL STATEMENTS - The accompanying unaudited condensed consolidated financial statements include the accounts of BentleyCapitalCorp.com and its subsidiary (the "Company"). These financial statements are condensed and, therefore, do not include all disclosures normally required by accounting principles generally accepted in the United States of America. These statements should be read in conjunction with the Company's annual financial

                           BENTLEYCAPITALCORP.COM INC
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE  1  -  ORGANIZATION  AND  BASIS  OF  PRESENTATIONS  (CONTINUED)

statements included in the Company's December 31, 2002 Annual Report on Form 10-KSB. In particular, the Company's significant accounting principles were presented as Note 1 to the consolidated financial statements in that report. In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying condensed consolidated financial statements and consist of only normal recurring adjustments. The results of operations presented in the accompanying condensed consolidated financial statements for the six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2003.

NOTE  2  -  BUSINESS  CONDITION

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The company has incurred net losses of $54,455 and $118,484 for the six months ended June 30, 2003 and 2002, respectively. Cash provided by operations for the six months ended June 30, 2003 was $5,669. The Company's revenues decreased during 2003 and capital contributions were required from the Company's president to fund operations.

The Company is currently in a start-up phase and working towards raising public funds to expand its marketing and revenues. The Company has spent considerable time in contracting with several major overseas corporations for the co-development of enhanced antioxidant beverages for distribution into the overseas markets. In addition, the Company is working with its Canadian business associates to identify institutional businesses to market various disinfection applications based upon functional water, pending government approval.

The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. However, there is no assurance that profitable operations or sufficient cash flows will occur in the future.

NOTE  3  -  CONTRIBUTED  CAPITAL

During the six months ended June 30, 2003, the president did not receive any amounts related to his salary. Thus the Company recorded a salary expense and contributed capital for the fair value the president's services. During the six months ended June 30, 2003 the president contributed $30,000 in the form of his salary and cash.

                                    FORM SB-2

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Washington Business Corporation Act at Title 23 RCW provides that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Our Articles of Incorporation, at Section 11-Indemnification, provide for the following:

ARTICLES OF INCORPORATION
ARTICLE XI

11.1 Indemnification.

     The corporation shall indemnify its directors to the full extent permitted by the Washington Business Corporation Act now or hereafter in force. However, such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the director finally adjudged to be in violation of RCW 23B.08.310; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate Board resolution or contract.

11.2 Authorization.

     The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

11.3 Effect of Amendment.

     No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     Our By-laws, at Section 10--Indemnification and Section 11-Limitation of Liability, provide for the following:

BY-LAWS
SECTION 10--INDEMNIFICATION

10.1 Right to Indemnification

     Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter "proceedings"), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer of the Corporation or a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall insure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in subsection 10.4 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section shall be a contract right.

10.2 Restrictions on Indemnification

     No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification. Notwithstanding the foregoing, if Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this subsection 10.2 shall be as set forth in such amended statutory provision.

10.3 Advancement of Expenses

     The right to indemnification conferred in this Section shall include the right to be paid by the corporation the expenses reasonably incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses shall be made upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified.

10.4 Right of Indemnitee to Bring Suit

     If a claim under subsection 10.1 or 10.3 of this Section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of the undertaking, the indemnitee shall be entitled to be paid also the expense of litigating such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, when the required undertaking has been tendered to the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

10.5 Procedures Exclusive

     Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and the advancement of expenses set forth in this Section are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

10.6 Nonexclusivity of Rights

     Except as set forth in subsection 10.5, the right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or By-laws of the corporation, general or specific action of the Board or shareholders, contract or otherwise.

10.7 Insurance, Contracts and Funding

     The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, partner, trustee, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the authority or right to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act or other law. The corporation may enter into contracts with any Director, officer, partner, trustee, employee or agent of the corporation in furtherance of the provisions of this section and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.8 Identification of Employees and Agents of the Corporation

     In addition to the rights of indemnification set forth in subsection 10.1, the corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents or any class or group of employees and agents of the corporation (a) with the same scope and effect as the provisions of this Section with respect to indemnification and the advancement of expenses of Directors and officers of the corporation; (b) pursuant to rights granted or provided by the Washington Business Corporation Act; or (c) as are otherwise consistent with law.

10.9 Persons Serving Other Entities

     Any person who, while a Director or officer of the corporation, is or was serving (a) as a Director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a majority owned subsidiary of the corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under subsections 10.1 and 10.3 of this Section.

BY-LAWS
SECTION 11--LIMITATION OF LIABILITY

     To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of any person who would be considered an indemnitee under subsection 10.1 of Section 10, an indemnitee of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for conduct in the capacity based upon which such person is considered an indemnitee. Any amendments to or repeal of this Section 11 shall not adversely affect any right or protection of any indemnitee of the Corporation for or with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

     The effect of these provisions of the Washington Business Corporation Act at Title 23 RCW, our Articles of Incorporation and our By-laws is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with us. Pursuant to Washington law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

ITEM 25.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The amounts set forth are all estimates:

                                                      Amount Paid or
                                                        be Paid

SEC registration fee                                  $        250.00
Printing and engraving expenses                              1,000.00
Attorneys' fees and expenses                                20,000.00
Accountants' fees and expenses                               3,000.00
Transfer agent's and registrar's fees and expenses           1,000.00
Edgar service provider fee                                   2,000.00
Miscellaneous                                                1,000.00
                                                      ---------------

   Total                                              $     28,250.00
                                                      ===============

ITEM 26.RECENT SALES OF UNREGISTERED SECURITIES

     During the three year period ended August 21, 2003, we issued unregistered securities in transactions summarized below. Our Board of Directors authorized a common stock dividend in November 2002 whereby each stockholder received an additional four shares for each one share held. This had the same effect as a 5:1 forward stock split. All of the information in this prospectus has been adjusted to reflect the stock dividend.

     The following transactions were effected on reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

     In March 2000, we issued 7,500,000 shares of common stock to our former President, Michael Kirsh, in compensation, and we executed a promissory note for $28,000 payable to him. Mr. Kirsh also assigned his license to sell Vitamineralherb.com products to us. We valued this transaction at $35,000. We issued these securities in reliance on Section 4(2) of the Securities Act. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities. Mr. Kirsh is no longer affiliated with us.

     In October 2001, we issued 1,250,000 shares of common stock to one investor for cash proceeds of $10,000. We issued these securities in reliance on Section 4(2) of the Securities Act. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

     In November 2002, we issued 8,750,000 shares of common stock to our President, Edward Alexander, in connection with our acquisition of our subsidiary, Proton Laboratories, Inc., from Mr. Alexander. We valued this transaction at $170,000. We issued these securities in reliance on Section 4(2) of the Securities Act. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

ITEM 27. EXHIBITS

-------------------------------------------------------------------------------------------
Exhibit
Number     Description
-------------------------------------------------------------------------------------------
   2.1     Plan of Acquisition of Proton Laboratories, L.L.C by  Merger with our wholly-owned subsidiary Proton Laboratories, Inc. f/k/a/ VWO I Inc.----
           incorporated by reference to our Form 8-K filed on November 25, 2002.

   3.1     Articles of Incorporation----incorporated by reference to our Form SB-2 filed on
           March 31, 2000, as amended.

   3.2     By-laws----incorporated by reference to our Form SB-2 filed on March 31, 2000, as amended.

   4.1     Specimen Stock Certificate----incorporated by reference to our Form SB-2 filed on March 31, 2000, as amended.

   5.1     Opinion re: legality----provided herewith.

  16.1     Letter on change in certifying accountant----incorporated by reference to our
           Form 8-K filed on November 25, 2002.

  21.1     Subsidiaries----provided herewith.

  23.1     Consent of Independent Auditors----provided herewith.

  23.2     Consent of Counsel (see Exhibit 5.1)----provided herewith.

ITEM 28.UNDERTAKINGS

The Registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

 (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the Offering of the securities at that time to be the initial bona fide Offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, California on August 20, 2003.


                               BENTLEYCAPITALCORP.COM INC.



                               /s/ Edward Alexander
                               Edward Alexander
                               Director, Chief Executive Officer and
                               Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                               Date
-------------------------------------------------------------------------------


                                                             August 20, 2003
/s/ Edward Alexander     Director, Chief Executive Officer
Edward Alexander         and Chief Financial Officer




/s/ Dick Wullaert        Director, Vice President            August 20, 2003
Dick Wullaert            and Chief Technical Officer



(signed) ______________                                      _____ ___, 2003
                         Director

/s/ ___________________
Michael Fintan Ledwith

                                  EXHIBIT INDEX

--------------------------------------------------------------------------------------------
Exhibit
Number     Description
--------------------------------------------------------------------------------------------
   2.1     Plan of Acquisition of Proton Laboratories, L.L.C by  Merger with our wholly-owned subsidiary Proton Laboratories, Inc. f/k/a/ VWO I Inc.----
           incorporated by reference to our Form 8-K filed on November 25, 2002.

   3.1     Articles of Incorporation----incorporated by reference to our Form SB-2 filed on
           March 31, 2000, as amended.

   3.2     By-laws----incorporated by reference to our Form SB-2 filed on March 31, 2000, as amended.

   4.1     Specimen Stock Certificate----incorporated by reference to our Form SB-2 filed on March 31, 2000, as amended.

   5.1     Opinion re: legality----provided herewith.

  16.1     Letter on change in certifying accountant----incorporated by reference to our
           Form 8-K filed on November 25, 2002.

  21.1     Subsidiaries----provided herewith.

  23.1     Consent of Independent Auditors----provided herewith.

  23.2     Consent of Counsel (see Exhibit 5.1)----provided herewith.